UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUMMINS INC.
(Name of Registrant as Specified In Its Charter)

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500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005

NOTICE OF 2020
ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

 NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of the Shareholders of Cummins Inc. will be held at our Corporate Office Building located at 500 Jackson Street, Columbus, Indiana, on Tuesday, May 12, 2020, at 11:00 a.m. Eastern Daylight Saving Time, for the following purposes:

      1.    to elect the eleven nominees named in the attached proxy statement as directors for the ensuing year;

      2.    to consider an advisory vote on the compensation of our named executive officers;

      3.    to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2020;

      4.    to consider a proposal from a shareholder regarding by-law amendments; and

      5.    to transact any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of our Common Stock of record at the close of business on March 10, 2020, are entitled to notice of and to vote at the meeting.

If you do not expect to be present in person at the meeting, you are urged to vote your shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.

You may revoke your proxy card at any time before the meeting. Except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans, any shareholders entitled to vote at the annual meeting who attend the meeting will be entitled to cast their votes in person.

 We are actively monitoring the public health and travel concerns relating to the coronavirus (COVID-19) and the protocols and restrictions imposed by the federal, state, and local governments. We are focused on the health and well-being of our employees, shareholders and other stakeholders. If public health developments warrant, we will be prepared to impose additional procedures or limitations on meeting attendees, such as holding the shareholder meeting by means of remote communications (a "virtual" meeting) or other changes necessary to protect the health and safety of attendees. Any such change will be announced via press release and the filing of additional soliciting materials with the Securities and Exchange Commission. If you are planning to attend our meeting, please monitor the Investor Relations page on our website (www.cummins.com) for updated information. As always, we encourage you to vote your shares prior to the annual meeting.

 MARK J. SIFFERLEN,
Secretary

 March 30, 2020

DATE

May 12, 2020

TIME

11:00 a.m. Eastern Time

RECORD DATE

March 10, 2020

 VOTING

BY THE INTERNET

Visit the website noted on your proxycard to vote online.

BY TELEPHONE

Use the toll-free telephone number on your proxy card to vote by telephone.

BY MAIL

Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2020:
the Annual Report and Proxy Statement are available at www.proxyvote.com

PROXY STATEMENT FOR 2020 ANNUAL SHAREHOLDERS MEETING

We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2020 Annual Meeting of Shareholders to be held on Tuesday, May 12, 2020, and at any adjournment thereof, which we refer to as our "Annual Meeting." This proxy statement, together with the enclosed proxy card, is first being made available to our shareholders on or about March 30, 2020.

Holders of our Common Stock of record at the close of business on March 10, 2020 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 148,122,364 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a shareholder vote at the Annual Meeting.

Each share of Common Stock represented by a properly executed and delivered proxy card will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy card, unless such proxy card has been previously revoked. If no instructions are indicated on a signed proxy card, the shares represented by such proxy card will be voted as recommended by our Board.

A shareholder may revoke his or her proxy card at any time before the Annual Meeting by delivering to our Secretary written notice of such revocation. This notice must include the number of shares for which the proxy card had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of our stock transfer agent and registrar, Broadridge Corporate Issuer Solutions, Inc., evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans (the "Cummins RSPs"), any shareholder who has executed a proxy card but is present at the Annual Meeting will be entitled to cast his or her vote in person instead of by proxy card, thereby canceling the previously executed proxy card.

Participants in the Cummins RSP who hold shares of Common Stock in their account and provide voting instructions to the trustee with respect to such shares will have their shares voted by the trustee as instructed. Such participants will be considered named fiduciaries with respect to the shares allocated to their accounts solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in the accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants may attend the Annual Meeting but cannot vote the shares in their Cummins RSP accounts in person at the Annual Meeting.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, due to New York Stock Exchange, or NYSE, rules, if you do not affirmatively instruct your broker how to vote within 10 days prior to our Annual Meeting, your broker will not be permitted to vote your shares (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; or (iii) on the shareholder proposal regarding by-law amendments. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not affirmatively vote your shares, your shares will not be voted (i) for the election of directors, (ii) on the advisory vote on the compensation of our named executive officers, or (iii) on the shareholder proposal regarding by-law amendments.

PROXY SUMMARY	CUMMINS 2020 PROXY 1

PROXY SUMMARY

This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to shareholders on or about March 30, 2020.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

Agenda Item	Voting Recommendation	More Information

1. Election of eleven directors nominated by Cummins' Board	FOR EACH NOMINEE	Page 16

2. Advisory vote on the compensation of our named executive officers	FOR	Page 73

3. Selection of independent public accountants	FOR	Page 74

4. Shareholder proposal	AGAINST	Page 78

			Committee Memberships

	Age	Director Since	Audit	Comp	Finance	Governance	Safety Environment and Tech

N. THOMAS LINEBARGER Chairman and Chief Executive Officer, Cummins Inc.	57	2009

ROBERT J. BERNHARD Vice President for Research, University of Notre Dame	67	2008

FRANKLIN R. CHANG DIAZ Chairman and CEO, Ad Astra Rocket Company	69	2009

BRUNO V. DI LEO Managing Director, Bearing North LLC	63	2015

STEPHEN B. DOBBS Retired Senior Group President, Fluor Corporation	63	2010

ROBERT K. HERDMAN Managing Director, Kalorama Partners, LLC	71	2008

ALEXIS M. HERMAN Chairman and CEO, New Ventures, LLC	72	2001

THOMAS J. LYNCH Chairman, TE Connectivity Ltd.	65	2015

WILLIAM I. MILLER President, The Wallace Foundation	63	1989

GEORGIA R. NELSON Retired President and CEO, PTI Resources, LLC	70	2004

KAREN H. QUINTOS Chief Customer Officer, Dell Technologies Inc.	56	2017

 Chair        Member

2 CUMMINS 2020 PROXY	PROXY SUMMARY

OUR 2019 PERFORMANCE*

In 2019, our revenues decreased 1 percent compared to 2018, due to a sharp slowdown in demand in the second half of the year in many of our largest markets. The Company responded quickly to the weakening demand in the second half of the year and initiated a number of actions to reduce costs, including a $119 million ($90 million after tax) restructuring charge. These actions will help set the business up for stronger performance when market demand improves.

Full year revenues in North America increased 3 percent and represented 62 percent of our total revenues while international revenues decreased by 6 percent. Cash flow from operations generated in 2019 was the strongest on record, which allowed us to reinvest in our business and return record levels of cash to shareholders. In total, we returned a record $2.0 billion of cash to shareholders, repurchasing 8.1 million shares of our Common Stock and increasing our dividend by 15%.

Key business highlights, which exclude the one-time restructuring charge, include:

* See Annex A for reconciliation of GAAP to non-GAAP measures referenced in this section.

PROXY SUMMARY	CUMMINS 2020 PROXY 3

COMPOSITION OF THE BOARD

BOARD INDEPENDENCE AND DIVERSITY

Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. Ten of our eleven directors are independent and provide strong oversight of our long-term strategy. We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Our Board embodies a broad and diverse set of qualifications, skills and experiences as illustrated below.

4 CUMMINS 2020 PROXY	PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders.

Board Leadership	Board Accountability	Board Evaluation and Effectiveness

•

Annual assessment and determination of Board leadership structure

•

Lead Director has strong role and significant governance duties, including chair of Governance & Nominating Committee and of all executive sessions of independent directors

	• All directors are elected annually via majority voting standard • Board has adopted proxy access, shareholder right to call special meetings, and shareholder right to amend By-laws	• Use of third party consultant to facilitate feedback discussions for Board performance and areas of improvement • Annual feedback and evaluation session by each Committee Chair with its members

Board Risk Oversight	Shareholder Engagement	Board Refreshment and Diversity

• The Board and its Committees exercise robust oversight of the company's enterprise risk management program with dedicated time at every regular Board meeting

•

Our CEO and at least one independent board member routinely meet with top shareholders for conversations focused on our Board's skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management, and ESG issues

•

4 new directors added to Board in last 5 years; 9 new directors since 2008

•

Board members represent diverse perspectives, including 3 female directors, 1 African-American director and 2 directors from Latin America

2019 RECOGNITION HIGHLIGHTS

Our practices and policies have earned Cummins recognition on a range of issues.

NAMED TO THE DOW JONES INDICES OF THE MOST SUSTAINABLE COMPANIES IN NORTH AMERICA. IT WAS THE 14TH CONSECUTIVE YEAR CUMMINS MADE THE LIST.	NAMED TO THE FTSE4GOOD INDEX IN 2019 WHICH MEASURES STRONG ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES

NAMED ONE OF THE WORLD'S MOST ETHICAL COMPANIES BY THE ETHISPHERE INSTITUTE, A LEADER IN ADVANCING ETHICAL BUSINESS PRACTICES. THE COMPANY HAS BEEN ON THE LIST FOR 13 CONSECUTIVE YEARS.	NAMED TO DIVERSITY BEST PRACTICES INCLUSION INDEX IN 2019 FOR PERFORMANCE IN RECRUITMENT, RETENTION, ADVANCEMENT AND COMPANY CULTURE

PROXY SUMMARY	CUMMINS 2020 PROXY 5

EXECUTIVE COMPENSATION

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals who are committed to the Cummins vision, strategy, and corporate culture. To that end, our executive compensation program is designed to link our executives' pay to their individual performance, to Cummins' annual and long-term performance, and to successful execution of Cummins' business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.

We believe the compensation packages for our Named Executive Officers reflect their extensive management experience, continued high performance, and exceptional service to Cummins. We also believe our compensation strategies have been effective in attracting executive talent and promoting performance and retention.

EXECUTIVE COMPENSATION PRINCIPLES

We believe the level of compensation received by executives should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we award.

In addition to aligning our executives' pay with performance, we follow several other principles when designing and implementing our executive compensation program.

(i) market positioning	(iii) pay at risk	(v) retention
(ii) short-term/long-term balance	(iv) alignment with shareholders interests	(vi) simple and transparent

EXECUTIVE COMPENSATION ELEMENTS

Compensation Element	Form of Payment	Performance Metrics	Rationale

Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance, and experience.

Annual bonus	Cash	Return on Average Net Assets (ROANA) using EBITDA	Rewards operational performance. ROANA balances growth, profitability, and asset management.

Long-term incentive compensation	Performance cash (34%), Performance shares (33%) and Stock options (33%)	Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period for performance cash and performance shares.	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.

6 CUMMINS 2020 PROXY	PROXY SUMMARY

TARGET COMPENSATION MIX

We believe the compensation of our most senior executives should be based on Cummins' overall performance, every executive's pay is tied to the same financial metrics and a significant amount of their pay is incentive-based and therefore at risk.

TARGET TOTAL DIRECT COMPENSATION MIX – FISCAL YEAR 2019

CORPORATE GOVERNANCE	CUMMINS 2020 PROXY 7

CORPORATE GOVERNANCE

We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders. We regularly engage with our shareholders to understand their expectations. We also benchmark our governance structure and policies against industry best practices and the practices of other comparable public companies. Our corporate governance principles, charters for each of our Board's Audit, Compensation and Governance and Nominating Committees, our code of business conduct and our by-laws, along with certain other corporate governance documents, are available on our website, www.cummins.com, and are otherwise available in print to any shareholder who requests them from our Secretary.

CORPORATE GOVERNANCE OVERVIEW

Director Independence • 10 of 11 director nominees are independent • 5 fully independent Board Committees: Audit; Compensation; Governance & Nominating; Finance; and Safety, Environment & Technology	Board Leadership

•

Annual assessment and determination of Board leadership structure

•

Annual election of independent Lead Director whenever Chairman/CEO roles are combined or when the Chairman is not independent

•

Lead Director has strong role and significant governance duties, including chair of Governance & Nominating Committee and of all executive sessions of independent directors

Board Accountability

•

All directors are elected annually via majority voting standard

•

Shareholder right to call special meetings (10% of voting power threshold)

•

Proxy access for director nominees available to a shareholder, or group of up to 20 shareholders, holding a total of at least 3% of our common stock for at least 3 years

•

Shareholder right to unilaterally amend the by-laws (upon a majority vote)

Board Evaluation and Effectiveness

•

Use of third party consultant to facilitate feedback discussions for Board performance and areas of improvement

•

Annual feedback and evaluation session by each Committee chair with its committee members

•

Annual two-way feedback and evaluation sessions by Chairman with each director

•

Annual independent director evaluation of Chairman and CEO

Board Risk Oversight

•

The Board and its Committees exercise robust oversight of the company's enterprise risk management program with dedicated time at every regular Board meeting

•

Top tier risks are assigned to members of the Cummins Leadership Team and the Board dedicates time to review top risks at every regular Board meeting

Shareholder Engagement

•

Our CEO and at least one independent Board member routinely meet with top shareholders for conversations focused on our Board's skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management, governance and ESG issues

Board Refreshment and Diversity

•

4 new directors added to Board in last 5 years; 9 new directors since 2008

•

Board members represent diverse perspectives, including 3 female directors, 1 African-American director and 2 directors from Latin America

•

Goal of rotating committee assignments every 3 to 5 years

•

Mandatory director retirement age

Director Engagement

•

All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served during 2019

•

Limits on director/CEO membership on other public company boards

•

Our directors routinely visit company locations without our CEO present to interact directly with managers and employees; in the last two years, individual directors visited 13 different locations in China, India, Australia and the United States

Clawback and Anti-Hedging Policies

•

Clawback policy permits us to recoup certain compensation payments in the event any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer

•

Directors and officers prohibited from engaging in any pledging, short sales or hedging investments involving our common stock

8 CUMMINS 2020 PROXY	CORPORATE GOVERNANCE

ADDITIONAL GOVERNANCE FEATURES

DIRECTOR SELECTION AND BOARD REFRESHMENT

It is a top priority of our Board and our Governance and Nominating Committee that our directors have the skills, background and values to effectively represent the long-term interests of our shareholders and other stakeholders. Throughout the year, our Board reviews a matrix of the qualifications, skills and experience that we believe our Board needs to have and discusses whether there are any gaps that need to be filled that will improve our Board's performance. We assess potential new director candidates in light of the matrix and whether they possess the qualifications, skills and experience needed by our Board. When we identify potential new director candidates, we review extensive background information compiled by our professional search firm, evaluate their references, consider their prior board experience and conduct in-person interviews.

We also believe that new perspectives and ideas are essential for an innovative and strategic board. Since 2008, we have added nine new directors to our Board, including the two new directors we added in 2017. In addition, the Governance and Nominating Committee routinely reviews the Board's committee assignments with a goal of rotating membership on committees every three to five years. The committee assignments were most recently rotated in May 2017 and will be rotated again in May 2020. Our Board will continue to review and refresh the skills, qualifications and experiences that our Board needs to have to serve the long-term interests of our shareholders.

As required by our corporate governance principles, our Governance and Nominating Committee must recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and backgrounds, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience), and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies.

Each candidate must have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities, including being able to represent the best long-term interests of all of our shareholders and other stakeholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a shareholder.

IMPORTANCE OF DIVERSITY

One of our core values is diversity and inclusion. In evaluating candidates for our Board, our Governance and Nominating Committee considers only potential directors who share this value, as well as our other core values of integrity, caring, excellence and teamwork. As reflected in our corporate governance principles, we are committed to equal employment opportunity in assembling our Board. We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger. As our Committee considers possible directors, it seeks out candidates who represent the diverse perspectives of all of our stakeholders. We believe our Board has been effective in assembling a highly qualified, diverse group of directors. We currently have three female directors, one African-American director and two directors from Latin America. We will continue to identify opportunities to enhance our Board diversity as we consider future candidates.

CORPORATE GOVERNANCE	CUMMINS 2020 PROXY 9

SHAREHOLDER OUTREACH

We believe that meaningful corporate governance should include regular conversations between our directors and our shareholders. In 2019, our CEO and at least one independent Board member met with shareholders for conversations focused on our Board's skill set and refreshment and its oversight of a variety of topics, including company strategy, growth, risk management, and Environmental, Social and Governance, or ESG, issues. In addition, our Corporate Secretary held discussions with several top investors to capture their input on governance matters and practices. In total, we met with shareholders that hold approximately 30% of our outstanding shares in 2019. We capture the feedback from these sessions and present it to the full Board for its consideration.

SUCCESSION PLANNING

CEO and leadership succession planning is one of our Board's most important responsibilities. Several times a year, our full Board discusses succession planning for our CEO and other critical leaders of the company. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team.

10 CUMMINS 2020 PROXY	CORPORATE GOVERNANCE

SUSTAINABILITY AND ESG

With the support and oversight of our Board, we continue to focus on sustainability, including our efforts related to environmental, social and governance issues (ESG). Below is a summary of our achievements over the past 12 months:

Cummins reports extensively on its sustainability efforts following the standards of the Sustainability Accounting Standards Board (SASB). For more information on our sustainability and ESG program, please go to: https://www.cummins.com/company/global-impact/sustainability. Websites disclosed herein are not incorporated into this proxy statement by reference.

INDEPENDENCE

Ten of our eleven directors qualify as independent directors within the meaning of the rules adopted by the Securities and Exchange Commission, or SEC, and the corporate governance standards for companies listed on the NYSE. Pursuant to the requirements of the NYSE, our Board has adopted independence standards that meet

CORPORATE GOVERNANCE	CUMMINS 2020 PROXY 11

or exceed the independence standards of the NYSE, including categorical standards to assist the Governance and Nominating Committee and our Board in evaluating the independence of each director. The categorical standards are included in our corporate governance principles, which are available on our website at www.cummins.com. A copy also may be obtained upon written request.

Following a discussion and applying the standards referenced above, the Governance and Nominating Committee of our Board determined that all directors standing for election, except N. Thomas Linebarger, our Chief Executive Officer, qualified as independent. Based on the recommendation of the Committee, our full Board approved this conclusion.

LEADERSHIP STRUCTURE

Our corporate governance principles describe in detail how our Board must conduct its oversight responsibilities in representing and protecting our company's stakeholders. As stated in the principles, our Board has the freedom to decide whom our Chairman and Chief Executive Officer should be based solely on what it believes is in the best interests of our company and its shareholders. Currently, our Board believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Director from among our independent directors.

Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning.

Our Board evaluates its policy on whether the roles of our Chairman and Chief Executive Officer should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly elected directors), the evolving needs of our company, how well our leadership structure is functioning, and the views of our shareholders.

Based on its review of our leadership structure, our Board continues to believe that Mr. Linebarger, our Chief Executive Officer, is the person best qualified to serve as our Chairman given his history in executive positions with our company and his skills and experience in the industries in which we operate. Alexis M. Herman is our Lead Director. Ms. Herman was selected for this position because of her service on our Board since 2001, her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors. Ms. Herman is actively involved in setting and approving the Board's agendas and focus. She works to create a collaborative atmosphere that leverages the strengths of our diverse Board and encourages directors to actively question management when necessary and seeks to ensure that our Board is receiving the information necessary to complete its duties. Ms. Herman meets with other directors and members of senior management outside of the regularly scheduled Board meetings to ensure that our Board is functioning effectively and to identify areas of potential improvement.

OUR LEAD DIRECTOR'S RESPONSIBILITIES INCLUDE:

SERVING as Chairman of the Governance and Nominating Committee;

CONFERRING with the Chairman on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;

CALLING AND PRESIDING over all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors and communicating feedback on executive sessions to the Chairman;

LEADING the annual performance reviews of the Chief Executive Officer and the Board;

ENSURING that there is open communication between our independent directors and the Chairman and other management members;

BEING AVAILABLE, when deemed appropriate by the Board, for consultation and direct communication with shareholders;

REVIEWING, at his or her discretion, information to be sent to the Board; and

CONFERRING with the Chairman on other issues of corporate importance, as appropriate.

12 CUMMINS 2020 PROXY	CORPORATE GOVERNANCE

RISK OVERSIGHT

Our Board and its committees are involved on an ongoing basis in the oversight of our material enterprise-related risks. The company has a mature enterprise risk management program that identifies, categorizes and analyzes the relative severity and likelihood of the various types of material enterprise-related risks to which we are or may be subject. The company has an executive risk council, comprised of the Chief Operating Officer, Chief Financial Officer, General Counsel, Vice President – Corporate Strategy and Chief Administrative Officer that meets quarterly with our leader of enterprise risk management to review and update our material enterprise-related risks and their mitigation plans. We assign ownership of our most significant enterprise risks to a member of our Leadership Team.

Depending upon the type of the material identified enterprise risks, our Board, Audit Committee, Finance Committee, Compensation Committee, Governance and Nominating Committee and/or Safety, Environment and Technology Committee then receive periodic reports and information directly from our senior leaders who have functional responsibility for the management of such risks. Our Board and/or its respective appropriate committee then reviews such information, proposed mitigation strategies and plans, and monitors our progress on mitigating such risks. For example, in 2019, our Board engaged outside experts to provide education on the enterprise cyber security risks in our industry and to complete a review of the status of our enterprise cyber security program. As a result of this review, the Board updated its oversight schedule and priorities for 2020. Our Board's and its committees' roles in the oversight process of our identified material risks have not impacted our Board's leadership structure.

BOARD OF DIRECTORS AND COMMITTEES

Our Board held seven meetings during 2019. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served that were held during the periods in which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting. Alexis M. Herman, our Lead Director, presided over these sessions.

Under our corporate governance principles, our Board has established six standing committees, with five of the committees consisting entirely of independent directors. Certain of the principal functions performed by these committees and the members of our Board currently serving on these committees are as follows:

AUDIT COMMITTEE Meetings in 2019: 9 Members Robert K. Herdman (Chair) Robert J. Bernhard Stephen B. Dobbs William I. Miller Georgia R. Nelson Karen H. Quintos	KEY RESPONSIBILITIES

•

Oversees the integrity of our financial statements and related financial disclosures and internal controls over financial reporting.

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Reviews our accounting principles and procedures.

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Monitors the independence and performance of our external and internal auditors.

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Exercises oversight of the company's enterprise risk management program with dedicated time at every regular Board meeting.

•

Oversees the company's compliance with its ethics policies and legal and regulatory requirements.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to audit committee members. Our Board has determined that Mr. Herdman is an "audit committee financial expert" for purposes of the SEC's rules.

CORPORATE GOVERNANCE	CUMMINS 2020 PROXY 13

COMPENSATION COMMITTEE Meetings in 2019: 6 Members Georgia R. Nelson (Chair) Robert K. Herdman Thomas J. Lynch William I. Miller	KEY RESPONSIBILITIES

•

Reviews and approves the company's compensation philosophy and strategy for the Board and the officers of the company.

•

Administers and determines eligibility for, and makes awards under, our incentive plans.

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Establishes goals and approves the compensation for our Chief Executive Officer following a review of his performance, including input from all of the other independent directors.

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Reports annually in the proxy statement regarding the company's executive compensation programs.

•

Conducts an annual compensation risk assessment.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to compensation committee members. The Compensation Committee engaged Farient Advisors LLC as its independent compensation consultant in 2019 to provide input and advice to the Committee concerning the compensation of our officers and our Board and related matters.

FINANCE COMMITTEE Meetings in 2019: 3 Members Thomas J. Lynch (Chair) Franklin R. Change Diaz Bruno V. Di Leo Alexis M. Herman	KEY RESPONSIBILITIES

•

Reviews and advises our management and our Board on our financial strategy pertaining to our capital structure, creditworthiness, dividend policy, share repurchase policy, and financing requirements.

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Reviews our banking relationships and lines of credit.

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Reviews and advises on financing proposals for acquisitions, partnerships and other alliances of the company.

•

Discusses key areas of shareholder interest and feedback on our performance and strategy.

•

Monitors our shareholder base and provides counsel on investor relations activity.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

GOVERNANCE AND NOMINATING COMMITTEE

Meetings in 2019: 5
Members
Alexis M. Herman (Chair)
Robert J. Bernhard
Franklin R. Chang Diaz
Bruno V. Di Leo
Stephen B. Dobbs
Robert K. Herdman
Thomas J. Lynch
William I. Miller
Georgia R. Nelson
Karen H. Quintos

KEY RESPONSIBILITIES

•

Reviews and makes recommendations to our Board with respect to its membership, size, composition, procedures and organization.

•

Identifies potential director candidates to ensure the Board is composed of well qualified and diverse candidates to oversee and lead the company; engages a professional search firm to identify potential director candidates based on criteria selected by the Committee; and interviews identified candidates.

•

Ensures the Board has a robust process for evaluating its performance and the performance of its committees including the use of a third party consultant to facilitate feedback among board members.

•

Ensures the Board is providing effective ongoing director education and new director orientation.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

14 CUMMINS 2020 PROXY	CORPORATE GOVERNANCE

SAFETY, ENVIRONMENT AND TECHNOLOGY COMMITTEE Meetings in 2019: 5 Members Stephen B. Dobbs (Chair) Robert J. Bernhard Franklin R. Change Diaz Bruno V.Di Leo Alexis M. Herman Karen H. Quintos	KEY RESPONSIBILITIES

•

Reviews the company's safety program with an emphasis on employee, workplace and product safety.

•

Reviews the environmental management of our facilities and operations.

•

Reviews our key technology developments that may impact product competitiveness for both core and new business areas.

•

Reviews public policy developments, strategies and positions taken by us with respect to safety, environmental and technological matters that significantly impact us or our products.

•

Reviews product and service quality performance and guides our strategies and improvement initiatives.

EXECUTIVE COMMITTEE

The members of our Executive Committee are N. Thomas Linebarger (Chairman), William I. Miller and Alexis M. Herman. Our Executive Committee is authorized to exercise the powers of our Board in the management and direction of our business and affairs during the intervals between meetings of our Board. It also acts upon matters specifically delegated to it by our Board. Our Executive Committee did not meet during 2019.

SHAREHOLDER NOMINATIONS

Shareholder director candidate recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on our Board, along with the required disclosures set forth in our by-laws, must be properly and timely submitted in writing to our Secretary, as further described below. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nominations is given, either by personal delivery or by mail, postage prepaid, to the Secretary of our company not later than 160 days in advance of the originally scheduled date of such meeting (provided, however, that if the originally scheduled date of such meeting is earlier than the anniversary of the date of the previous year's annual meeting, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by us with the SEC, of the originally scheduled date of such meeting).

Each notice required by our by-laws must be signed manually or by facsimile by the shareholder of record and must set forth the information required by our by-laws, including (i) the name and address, as they appear on our books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) certain other information regarding the shareholder and its interests in our company; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of our capital stock that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to our Board, a completed and signed questionnaire, representation and agreement described in our by-laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our Board; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings

CORPORATE GOVERNANCE	CUMMINS 2020 PROXY 15

pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a director if so elected.

The deadline for receiving any written notice of a shareholder's intent to make a nomination with respect to the Annual Meeting was the close of business on December 4, 2019, which was 160 days in advance of the Annual Meeting (which is typically held on the second Tuesday of each May). We received no such qualifying nominations before this deadline with respect to the Annual Meeting.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate with our Board, including our Lead Director and other non-management directors, by sending written communication to the directors c/o our Secretary, 301 East Market Street, Indianapolis, Indiana 46204. All such communications will be reviewed by the Secretary or his designee to determine which communications are appropriate to be forwarded to the directors. All communications will be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Secretary or his designee.

Our Secretary maintains and provides copies of all such communications received and determined appropriate to be forwarded to the Governance and Nominating Committee in advance of each of its meetings and reports to the Committee on the number and nature of communications that were not determined appropriate to be forwarded.

We require all of our director nominees standing for election at an annual meeting of shareholders to attend such meeting. All director nominees standing for election at our 2019 Annual Meeting of Shareholders were present in person except for Mr. Bernhard and Mr. Freeland. We currently expect all director nominees to be present in person at the Annual Meeting.

16 CUMMINS 2020 PROXY	ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

(ITEMS 1 THROUGH 11 ON THE PROXY CARD)

GENERAL

All eleven of our directors are nominated for reelection at the Annual Meeting to hold office until our 2021 annual meeting of shareholders and until their successors are elected and qualified. Any submitted proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on his or her proxy. All nominees have been previously elected to our Board by our shareholders and have served continuously since the date indicated below.

MAJORITY VOTE REQUIRED FOR DIRECTOR ELECTIONS

To be elected, each director nominee must receive a majority of the votes cast by shareholders at the Annual Meeting. Receipt by a nominee of the majority of votes cast means that the number of shares voted "for" exceeds the number of votes "against" that nominee. Abstentions and broker non-votes are not counted as a vote either "for" or "against" a nominee. Our by-laws provide that the term of any incumbent director who receives more "against" votes than "for" votes in an uncontested election will automatically terminate at the shareholder meeting at which the votes were cast. In the case of a contested election, directors will be elected by a plurality of the votes represented in person or by proxy and entitled to vote in the election.

Our Board expects that each of the nominees will be able to serve as a director if elected at the Annual Meeting, but if any of them is unable to serve at the time the election occurs, proxies received that have been voted either for such nominee or for all nominees or which contain no voting instructions will be voted for the election of another nominee to be designated by our Board, unless our Board decides to reduce the number of our directors.

NOMINEES FOR BOARD OF DIRECTORS

The names of the nominees for directors, together with biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below. Our nominees are listed below, beginning with our Chairman and Chief Executive Officer, then followed by our independent directors in alphabetical order.

ELECTION OF DIRECTORS	CUMMINS 2020 PROXY 17

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW.

Director Since: 2009 Age: 57 Board Committees: Executive

N. THOMAS LINEBARGER—Chairman and Chief Executive Officer, Cummins Inc.

Mr. Linebarger became the Chairman of the Board and Chief Executive Officer of our company on January 1, 2012. Mr. Linebarger was our President and Chief Operating Officer from 2008-2011 after serving as Executive Vice President and President, Power Generation Business from 2003 to 2008 and as Vice President, Chief Financial Officer from 2000 to 2003. From 1998 to 2000, he was our Vice President, Supply Chain Management, after holding various other positions with us. Mr. Linebarger received a B.S. from Stanford University and a B.A. from Claremont McKenna College in 1986 and M.S. and M.B.A. degrees from Stanford in 1993. He has been a director of Harley-Davidson, Inc. since 2008.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Provides strategic leadership for the Board with decades of experience with our global business

•

Seeks to ensure directors are informed of significant issues impacting our company and receive necessary information

•

Works collaboratively with our Lead Director to set agendas for Board meetings and assess the engagement and effectiveness of our Board, its committees, and individual directors

•

Ensures that there are strong succession plans in place for the CEO and other key leaders

Director Since: 2008 Age: 67 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology

ROBERT J. BERNHARD—Vice President for Research and Professor in the Department of Aerospace and Mechanical Engineering, University of Notre Dame

Mr. Bernhard joined the University of Notre Dame in 2007 and prior to that was Associate Vice President for Research at Purdue University since 2004. He also held Assistant, Associate and full Professor positions at Purdue University. He was Director of the Ray W. Herrick Laboratories at Purdue's School of Mechanical Engineering from 1994 to 2005. Mr. Bernhard is also a Professional Engineer and earned a B.S.M.E. and Ph.D., E.M. from Iowa State University in 1973 and 1982, and an M.S.M.E. from the University of Maryland in 1976. He was the Secretary General of the International Institute of Noise Control Engineering (I-INCE) from 2000 to 2015, and is currently the President of I-INCE. He is a Fellow of the International Institute of Noise Control Engineering, the Acoustical Society of America and the American Society of Mechanical Engineering.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Leverages technical background to offer valuable insight

•

Pushes for improvement in safety and technology planning

•

Mentors our technical leaders

18 CUMMINS 2020 PROXY	ELECTION OF DIRECTORS

Director Since: 2009 Age: 69 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology

DR. FRANKLIN R. CHANG DIAZ—Founder, Chairman and Chief Executive Officer, Ad Astra Rocket Company

Dr. Chang Diaz is Chairman and Chief Executive Officer of Ad Astra Rocket Company, a U.S. spaceflight engineering company based in Houston, Texas and dedicated to the development of advanced in-space electric propulsion technology. Ad Astra also develops space-derived Earth applications in clean renewable hydrogen energy storage for stationary applications and electric transportation. Dr. Chang Diaz founded Ad Astra in 2005 following his retirement from NASA after a 25-year career during which he flew seven space missions and logged over 1,600 hours in space. In 1994, Dr. Chang Diaz founded and directed NASA's Advanced Space Propulsion Laboratory at the Johnson Space Center where he managed a multicenter research team developing new plasma rocket technology. Dr. Chang Diaz is a dual citizen of Costa Rica and the United States. As part of his involvement in Costa Rica's development, Dr. Chang Diaz currently leads the implementation of the "Strategy for the XXI Century," a plan to transform Costa Rica into a fully developed nation by the year 2050. Dr. Chang Diaz received the Liberty Medal in 1986 from President Ronald Reagan and is a four-time recipient of NASA's Distinguished Service Medal, the agency's highest honor. Dr. Chang Diaz also serves as an Adjunct Professor of Physics at Rice University and the University of Houston.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Brings an expansive view of technology matters

•

Pushes our Board to think long-term in technology planning

•

Well-versed in international business issues

•

Strong engagement in the development of our Latin America business

ELECTION OF DIRECTORS	CUMMINS 2020 PROXY 19

Director Since: 2015 Age: 63 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology

BRUNO V. DI LEO ALLEN–Managing Director, Bearing-North LLC

Mr. Di Leo has been the Managing Director of Bearing-North LLC, an independent advisory firm focused on business expansion and senior executive counseling in strategy and operations, since 2018. Prior to this role, Mr. Di Leo served as Senior Vice President of International Business Machines Corporation, or IBM, a globally integrated technology and consulting company, from January 2018 until his retirement in June 2018. He had previously served as Senior Vice President, Global Markets, for IBM since 2012. In that position, he was accountable for revenue, profit, and client satisfaction in Japan, Asia Pacific, Latin America, Greater China and the Middle East and Africa. He also oversaw IBM's Enterprise and Commercial client segments globally. From

2008 to 2011, he was General Manager for IBM's Growth Markets Unit based in Shanghai. Mr. Di Leo has more than 40 years of business leadership experience in multinational environments, having lived and held executive positions on four continents.

Mr. Di Leo has served as a director of Ferrovial, S.A., since 2018. Mr. Di Leo is a member of the international advisory board of Instituto de Estudios Superiores de la Empresa (IESE Business School) as well as a member of the Deming Center Advisory Board of Columbia Business School. He holds a business administration degree from Ricardo Palma University and a postgraduate degree from Escuela Superior de Administracion de Negocios, both in his native Peru. He is fluent in Spanish, Portuguese, English and Italian.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Brings perspective on international business issues having lived and held executive positions on four continents

•

Offers insight regarding technology and sales and marketing issues

•

Works to ensure customer-focused approach in addressing product and service-related issues

20 CUMMINS 2020 PROXY	ELECTION OF DIRECTORS

Director Since: 2010 Age: 63 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology

STEPHEN B. DOBBS

Mr. Dobbs is a former executive of Fluor Corporation, a publicly traded professional services firm providing engineering, procurement, construction, fabrication and modularization, commissioning and maintenance, as well as project management services on a global basis. Mr. Dobbs served as Senior Group President over Fluor's Industrial and Infrastructure Group until his retirement in 2014. In that role, Mr. Dobbs was responsible for a wide diversity of the markets served by Fluor, including infrastructure, telecommunications, mining, operations and maintenance, transportation, life sciences, heavy manufacturing, advanced technology, microelectronics, commercial, institutional, health care, water, and alternative power. Mr. Dobbs served Fluor in numerous U.S.

and international locations including Southern Africa, Europe, and China. He is an industry recognized expert in project finance in Europe and the United States, particularly public private partnerships and private finance initiatives. In 2019, Mr. Dobbs retired from the Board of Directors of Lendlease Corporation Limited, an international property and infrastructure group that is publicly traded in Australia, where he had served on the Board since 2015.

Mr. Dobbs earned his doctorate in engineering from Texas A&M University and holds two undergraduate degrees in nuclear engineering, also from Texas A&M. Until his retirement from Fluor, he served on the World Economic Forum's Global Agenda Council on Geopolitical Risk as well as the Governor's Business Council for the State of Texas. He also served as a director of the U.S. China Business Council.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Chair of Safety, Environment and Technology Committee

•

Leverages technical background to provide insight regarding technology matters

•

Possesses emerging market/international experience from his Fluor career

•

Adds perspective gained from leading business operations in U.S., Southern Africa, Europe and China

•

Experience in project finance

ELECTION OF DIRECTORS	CUMMINS 2020 PROXY 21

Director Since: 2008 Age: 71 Board Committees: Audit; Compensation; Governance and Nominating

ROBERT K. HERDMAN—Managing Director, Kalorama Partners LLC

Mr. Herdman has been Managing Director of Kalorama Partners LLC, a Washington, D.C. consulting firm specializing in providing advice regarding corporate governance, risk assessment, crisis management and related matters since 2004. He was the Chief Accountant of the SEC from October 2001 to November 2002 prior to joining Kalorama. Prior to joining the SEC, he was Ernst & Young's Vice Chairman of Professional Practice for its Assurance and Advisory Business Services (AABS) practice in the Americas and the Global Director of AABS Professional Practice for Ernst & Young International. He was the senior Ernst & Young partner responsible for the firm's relationships with the SEC, FASB and AICPA. Since 2011, he has been a member of the Board of Directors of WPX Energy, Inc. and serves on its Compensation Committee. He chaired the Audit Committee of WPX Energy, Inc. through April 2018. In April 2015, he retired from the Board of Directors of HSBC Finance Corporation and HSBC USA Inc. Mr. Herdman had served on the Audit Committees of both companies through April 2013. Mr. Herdman also retired from the Board of Directors of HSBC North America Holdings, Inc. in April 2015 and was past Chairman of both its Audit and Risk Committees.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Chair of Audit Committee

•

Provides insight concerning financial and risk management matters

•

Mentors finance leaders and helps our finance function enhance skills and talent

•

Actively engaged in our Enterprise Risk Management program

Director Since: 2001 Age: 72 Board Committees: Executive; Finance; Governance and Nominating; Safety, Environment and Technology

ALEXIS M. HERMAN—Chairman and Chief Executive Officer, New Ventures, LLC

Ms. Herman serves as Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, and has held these positions since 2001. She serves as Chair of Toyota Motor Corporation's North American Diversity Advisory Board and is a member of Toyota's Global Advisory Board. From 1997 to 2001, she served as U.S. Secretary of Labor. She has also served as a director of The Coca Cola Company since 2007, Entergy Corporation since 2003, and MGM Resorts International since 2002. In addition, Ms. Herman is Co-Chair for the Bush Clinton Presidential Leadership Scholars Program and the Senior Vice Chair of the National Urban League. In 2014, Ms. Herman was named to the 2014 National Association of Corporate Directors

(NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Lead Director and Chair of the Governance and Nominating Committee

•

Brings knowledge of the U.S. government and regulatory process

•

Offers strategic worldview due to her work with global corporations

•

Works with management on diversity and talent development initiatives

•

Creates a culture that fosters open discussion and full Board participation

22 CUMMINS 2020 PROXY	ELECTION OF DIRECTORS

Director Since: 2015 Age: 65 Board Committees: Compensation; Finance; Governance and Nominating

THOMAS J. LYNCH—Chairman, TE Connectivity Ltd.

Mr. Lynch is the Chairman of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of connectivity and sensor solutions, and harsh environment applications. Mr. Lynch served as the Chief Executive Officer of TE Connectivity Ltd. from January 2006 to March 2017 and has served as a member of its board of directors since 2007 and as Chairman of the Board since January 2013. From September 2004 to January 2006, Mr. Lynch was at Tyco International as the President of Tyco Engineered Products & Services, a global manufacturer of industrial valves and controls. Mr. Lynch joined Tyco from Motorola, where he served as Executive Vice President of Motorola, and President and Chief Executive Officer of Motorola's Personal

Communications sector, a leading supplier of cellular handsets. Mr. Lynch has served as a director of Thermo Fisher Scientific Inc. since 2009 and as Lead Director since February 2020. He has also served as a director of Automatic Data Processing, Inc. since 2018. Mr. Lynch serves on the Board of The Franklin Institute and on the Rider University Board of Trustees.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Chair of Finance Committee

•

Brings perspective of a sitting Chairman and former CEO of a publicly traded global company

•

Leverages business and financial background in rendering advice and insight

•

Identifies and raises strategic considerations for Board consideration

Director Since: 1989 Age: 63 Board Committees: Audit; Compensation; Executive; Governance and Nominating

WILLIAM I. MILLER—President, The Wallace Foundation

Mr. Miller has served as President of The Wallace Foundation, a national philanthropy with a mission of improving learning and enrichment for disadvantaged children and the vitality of the arts for everyone, since 2011. Mr. Miller was the Chairman of Irwin Management Company, a Columbus, Indiana private investment firm, from 1990 to 2011. Mr. Miller has been a director or trustee of the New Perspective Fund, Inc. and the EuroPacific Growth Fund, Inc. since 1992 and of the New World Fund, Inc. since 1999. All three of the funds are in the same mutual fund family.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Professional experience in the banking and investment industries

•

Extensive knowledge of our company, its values and its global operations

•

Leadership experience in the civic, nonprofit and philanthropic sectors

ELECTION OF DIRECTORS	CUMMINS 2020 PROXY 23

Director Since: 2004 Age: 70 Board Committees: Audit; Compensation; Governance and Nominating

GEORGIA R. NELSON

Prior to her retirement in June 2019, Ms. Nelson was President and CEO of PTI Resources,  LLC, an independent consulting firm, since 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary as well as the construction and operation of power generation projects worldwide. She has had extensive experience in business negotiations, environmental policy matters and human resources. She has served as a director of Ball Corporation since 2006,

TransAlta Corporation since 2014 and Sims Metal Management Limited since 2014. In December 2017, she retired as a director of CH2M Hill Companies Ltd., a privately-held company, where she had served as a director since 2010. She serves on the advisory committee of the Center for Executive Women at Northwestern University. In November 2012, Ms. Nelson was named to the 2012 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance. Ms. Nelson is an NACD Board Fellow.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Chair of Compensation Committee

•

Provides perspective based on background in power generation and business

•

Utilizes expertise in compensation and governance matters to oversee best practices in executive compensation

•

Possesses human resources and environmental experience

•

Works outside of regular meetings to support the development of women in leadership roles

24 CUMMINS 2020 PROXY	ELECTION OF DIRECTORS

Director Since: 2017 Age: 56 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology

KAREN H. QUINTOS—Chief Customer Officer, Dell Technologies Inc.

Ms. Quintos has served as Chief Customer Officer of Dell Technologies Inc., the world's third largest supplier of personal computers and other computer hardware items, since 2016. In addition, Ms. Quintos leads Dell's global customer strategy and programs as well as Diversity and Inclusion, Corporate Responsibility and Entrepreneurship strategy and programs. From 2010 to 2016, Ms. Quintos served as Senior Vice President and Chief Marketing Officer, Vice President of public sector marketing and North America commercial marketing, and held executive roles in services, support and supply chain management. Karen joined Dell in 2000 from Citigroup where she was Vice President of global operations and technology. Ms. Quintos earned a Master's degree in marketing and international business from New York University and a B.S. in supply chain management from Pennsylvania State University.

Ms. Quintos is on the board of Lennox International and serves on its Compensation and Human Resources Committee and its Public Policy Committee. She also serves on the board of Susan G. Komen for the Cure, and is founder and executive sponsor of Dell's Women in Action employee resource group. She is on the board of Penn State's Smeal College of Business and a 2014 recipient of its highest honor, the Distinguished Alumni Award.

Summary of Qualifications and Experience:

Key Contributions to the Board:

•

Contributes marketing and international perspective

•

Brings knowledge of global customer strategy and programs

•

Offers strategic insight in customer services, support and supply chain management

•

Offers strategic view on diversity and corporate responsibility programs

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee's qualifications and relevant experience in more detail.

DIRECTORS	Automotive & Transportation	Manufacturing	Technology/ IT	Sales/ Marketing	Government/ Regulatory	International	Academics	Financial
Robert J. Bernhard	•	•	•				•

Franklin R. Chang Diaz		•	•			•

Bruno V. Di Leo			•	•		•

Stephen B. Dobbs	•	•	•			•		•

Alexis M. Herman		•			•	•

Robert K. Herdman		•			•	•		•

N. Thomas Linebarger	•	•	•	•		•		•

Thomas J. Lynch		•	•			•		•

William I. Miller		•						•

Georgia R. Nelson	•	•	•			•

Karen H. Quintos			•	•		•

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 25

EXECUTIVE COMPENSATION

NOTE FROM OUR COMPENSATION COMMITTEE

In 2019, Cummins delivered record net income and operating cash flow while continuing to return significant value to our shareholders in the form of dividends and share repurchases. We also delivered first quartile Return on Invested Capital as compared to our peer group.

During the year, the Compensation Committee continued to focus on the following areas:

  •
  Driving alignment of our compensation programs to our business strategy;

  •
  Target setting and risk assessments related to our compensation plans; and

  •
  Remaining abreast of shareholder concerns and best practices in the market.

It is critical we provide competitive and equitable compensation and benefits programs to all Cummins employees. The overarching compensation and benefits philosophies applied to our executives also guide program design for the entire workforce. This consistency in approach ensures market competitiveness while driving a performance culture aligned with the expectations of our stakeholders. Our executive programs are aligned with our business strategy and the financial interests of our stakeholders. We recognize the importance of competitive compensation and benefits programs to attract, retain, and motivate world class leaders and world class employees.

Contained within this Compensation Discussion and Analysis (CD&A) are the details of our compensation programs and specific information related to the compensation of our Named Executive Officers (NEOs). We are confident that our compensation programs truly pay for performance and focus our executives on key areas of achievement as reflected in the Company's 2019 results.

Georgia R. Nelson, CHAIR
Robert K. Herdman
Thomas J. Lynch
William I. Miller

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides detailed information about our executive compensation programs. In this CD&A, we focus on the compensation of the following executive officers, whom we refer to as our "Named Executive Officers" (or NEOs) for 2019:

N. THOMAS LINEBARGER	Chairman of the Board of Directors and Chief Executive Officer

MARK A. SMITH	Vice President – Chief Financial Officer

LIVINGSTON L. SATTERTHWAITE	President and Chief Operating Officer

MARYA M. ROSE	Vice President – Chief Administrative Officer

TRACY A. EMBREE	Vice President – President, Distribution Business

PATRICK J. WARD(1)	Former Vice President – Chief Financial Officer

RICHARD J. FREELAND(2)	Former President and Chief Operating Officer

(1)
Mr. Ward retired on March 31, 2019.

(2)
Mr. Freeland retired on October 15, 2019.

26 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY & BUSINESS OVERVIEW

2019 BUSINESS HIGHLIGHTS*

In 2019, our revenues decreased by 1 percent, compared to 2018, due to a sharp slowdown in demand in the second half of the year in many of our largest markets. Full year revenues in North America increased 3 percent and represented 62 percent of our total revenues while international revenues decreased by 6 percent. Managing effectively through economic cycles is a critical part of delivering long-term value to shareholders. The Company responded quickly to weakening demand in the second half of the year and initiated a number of actions to reduce costs and set the business up for stronger performance when market demand improves. Cash flow from operations generated in 2019 was the strongest on record, which allowed us to reinvest in our business and return record levels of cash to shareholders through dividends and share repurchases. Key business highlights for 2019 include:

•
Our total net sales were $23.6 billion, 1 percent lower than 2018;

•
We incurred a $119 million ($90 million after tax) restructuring charge associated with our cost reduction actions in response to the slowdown in our global markets;

•
Net income attributable to Cummins Inc. was a record $2.3 billion, or $2.4 billion excluding the impact of restructuring. This compares to $2.1 billion in 2018;

•
Our earnings before interest, income taxes, noncontrolling interests in income of consolidated subsidiaries, depreciation and amortization (EBITDA) was a record $3.6 billion or 15.3 percent of sales; excluding the impact of restructuring, EBITDA was $3.7 billion, or 15.8 percent of sales. This compares to EBITDA of $3.5 billion or 14.6 percent of sales in 2018;

•
Return on average net assets (ROANA) was 35 percent and return on invested capital (ROIC) was 21 percent excluding the impact of restructuring. This compares to 33 percent and 20 percent in 2018;

•
We continued our efforts to return value to shareholders in 2019 by increasing our dividend by 15 percent and by repurchasing 8.1 million shares of our Common Stock. In total, we returned a record $2.0 billion of cash to shareholders;

•
Average annual total shareholder return (TSR) over the three-year period ending in 2019 was 14 percent;

•
We had record levels of operating cash flow, generating $3.2 billion in 2019.

During 2019, we delivered record earnings and cash flow while advancing our strategy to be the leading global powertrain provider. We continue to embrace and enable the disruptive trends in our industry around electrification, connectivity, fuel cell and hydrogen production technologies and are investing in these areas to take advantage of these opportunities.

•
In 2019, we acquired fuel cell and hydrogen production technologies via our acquisition of Hydrogenics Corporation;

•
We invested a record $1 billion in our product portfolio of diesel, natural gas, battery, and fuel cell powertrains and related components;

•
We remain disciplined as we examine new organic investment, partnership and acquisition opportunities that leverage our capabilities;

•
We are committed to delivering top quartile returns to shareholders while investing for future growth and managing through economic and market cycles;

*See Appendix A for a reconciliation of GAAP to non-GAAP measures referenced in this section.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 27

PURPOSE OF OUR EXECUTIVE COMPENSATION PROGRAM

Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals who are committed to the Cummins vision, strategy, and corporate culture. To that end, our executive compensation program is designed to link our executives' pay to their individual performance, to Cummins' annual and long-term performance, and to successful execution of Cummins' business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.

We believe the compensation packages for our Named Executive Officers reflect their extensive management experience, continued high performance, and exceptional service to Cummins. We also believe our compensation strategies have been effective in attracting executive talent and promoting performance and retention.

COMPENSATION ELEMENTS SUPPORT PAY-FOR-PERFORMANCE POLICY

In 2019, we provided a majority of compensation through arrangements designed to hold our executive officers accountable for Cummins' business results and to reward them for consistently strong corporate performance and the creation of shareholder value. The key elements of our executive compensation program supported this objective.

Compensation Element	Form of Payment	Performance Metrics	Rationale

Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance, and experience.

Annual bonus	Cash	Return on Average Net Assets (ROANA) using EBITDA	Rewards operational performance. ROANA balances growth, profitability, and asset management.

Long-term incentive compensation	Performance cash (34%), Performance shares (33%) and Stock options (33%)	Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period for performance cash and performance shares.	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.

28 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

Because we believe the compensation of our most senior executives should be based on Cummins' overall performance, every executive's pay is tied to the same financial metrics and a significant amount of their pay is incentive-based and therefore at risk. In 2019, performance-linked components (annual bonus and long-term incentive compensation) were 87% of the CEO's target total direct compensation opportunity and 76% of the average target total direct compensation opportunity for the other Named Executive Officers. These pay elements were allocated as shown below. Mr. Ward and Mr. Freeland are not included in this analysis due to their retirements in 2019.

TARGET TOTAL DIRECT COMPENSATION MIX – FISCAL YEAR 2019

ADVISORY SHAREHOLDER SAY-ON-PAY VOTE

At our 2019 Annual Meeting, after the 2019 executive compensation actions described in this CD&A had taken place, we held an advisory shareholder vote to approve the compensation of our Named Executive Officers. We are gratified that our shareholders voted 92.6% in favor of our executive compensation. In response to this strong vote of shareholder approval, we did not undertake any material changes to our executive compensation programs for 2019 following that vote.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 29

PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

We believe the level of compensation received by executives should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we award. In addition to aligning our executives' pay with performance, we follow several other principles when designing and implementing our executive compensation program.

INDEPENDENCE OF COMPENSATION CONSULTANT

For 2019, the Compensation Committee engaged Farient Advisors LLC, or Farient, as its independent compensation consultant to provide input and advice to the Committee. Other than the services provided to the Committee, Farient does not provide any other services to our company. Our Compensation Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Committee, including consideration of all factors relevant to the advisor's independence from management, including those factors specified by the NYSE listing rules. The Compensation Committee assessed the independence of Farient in light of those factors and concluded that Farient is an independent compensation advisor and that its work for the Committee did not raise any conflict of interest.

The Committee oversees the work of the consultant and has final authority to hire or terminate any consultant. The Committee also annually reviews structural safeguards to assure the independence of the consultant,

30 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

conducts an annual formal review of the consultant's performance and is responsible for determining whether, and under what circumstances, the consultant participates in Committee meetings and executive sessions.

EXECUTIVE COMPENSATION ALIGNED WITH PERFORMANCE

The Compensation Committee annually requests its independent compensation consultant, Farient, to evaluate the relationship between our executive compensation and our financial and shareholder return performance. To that end, Farient conducts quantitative analyses to test the alignment of our Chief Executive Officer's pay and Cummins' corporate performance using two different models. One model simulates the pay-for-performance tests relied upon by proxy voting advisory firms; the other tests three-year average performance-adjusted compensation relative to three-year average Total Shareholder Return, or TSR. The Compensation Committee considers these analyses in evaluating whether our Chief Executive Officer's compensation fairly reflects the performance delivered.

We conduct a similar analysis to evaluate the compensation of our Named Executive Officers. The following graphs show the relationship between Cummins' corporate financial and TSR performance and our executive compensation levels over the past five years as measured by (i) average TSR (three-year rolling average, on a dividend-reinvested basis); (ii) ROANA; (iii) return on equity (ROE); and (iv) average annual total compensation for the Named Executive Officers during those years. For consistency with the methodology used in our annual incentive plan, ROANA was calculated in the following graphs using EBIT during 2015-2017 and EBITDA during 2018 and 2019. The graphs do not incorporate the new financial performance measures of ROIC and EBITDA because payouts have not yet been made on the basis of those performance measures.

We believe that our business performance is appropriately reflected in our executive compensation as shown in the graphs below. The general correlation between our historical corporate financial and shareholder return performance and our Named Executive Officers' compensation demonstrates that our executive compensation aligned with the objectives of our program. Mr. Ward and Mr. Freeland are not included in this analysis due to their retirements in 2019.

The "average total compensation" values in these graphs reflect the averages of the total compensation values for our currently serving Named Executive Officers as reported in the Summary Compensation Tables of our proxy statements for the years shown in the graphs.

*2017 ROANA figure excludes tax adjustment. 2017, 2018, and 2019 ROE figures exclude tax adjustment. 2019 ROANA and ROE figures exclude restructuring charge.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 31

EXECUTIVE COMPENSATION ALIGNED WITH THE MARKET

Throughout this CD&A, each reference to the "market" and to our market positioning practices is intended to incorporate the market positioning approach outlined below.

We review our executive compensation program on a regular basis and generally target the median of the market in positioning each individual element of compensation. We consider target compensation to be at the market median if it is within +/-10% of the median level indicated by the benchmarking data.

For 2019, our primary benchmarking reference was a consolidation and integration of market data from companies in the manufacturing industry in the Aon Hewitt Total Compensation Management Executive Survey and the Mercer Benchmark Database Survey. We also considered data from our Custom Peer Group (defined below) regarding pay program design, dilution, and performance. We believe this approach provides an appropriate representation of the market, as applicable to our executives, and, by incorporating multiple sources, we lessen the impact of fluctuations in market data over time.

Our Custom Peer Group is made up of the sixteen public companies shown below. All of these firms fall into at least one of these categories:

•
customers with a strong presence in one or more of our major markets;

•
companies that compete directly or indirectly with one or more of Cummins' businesses;

•
key suppliers of related products; and

•
diversified industrial companies that compete for investor capital within the Industrial market segment.

The Custom Peer Group companies also are similar to Cummins in size and investor profile and compete with us for customers and talent.

In 2019, no changes were made to the peer group.

32 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION BEST PRACTICES

We continually review best practices in the area of executive compensation and incorporate those practices in our executive compensation arrangements.

WHAT WE DO
Performance measurement: We set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards, and will enhance shareholder value over time.
Our short- and long-term incentive compensation plans use different measures to ensure our executives focus on both annual and longer-term goals.

Compensation program design and pay-for-performance alignment: Our short- and long-term incentive plans are designed to strengthen the tie between individual employee performance and corporate performance.
All eligible employees participate in a unified short-term plan in which annual bonuses are based on overall Cummins' results. This "One Cummins" structure reinforces that the company's overall success is more important than any individual business; encourages collaboration across our organization; and will likely generate enhanced shareholder returns by encouraging our employees to collectively share in the success of our company.
We use three forms of long-term incentive compensation (performance cash, performance shares and stock options), each of which has a distinct motivational aspect.
To further encourage executives to focus on the sustained long-term growth of our company and to aid in retention, long-term incentive awards to our executive officers do not vest until the end of the performance period.
We cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards.

Risk mitigation: We maintain a compensation recoupment, or "clawback," policy in our corporate governance principles providing that, if any of our financial statements must be materially restated due to the fraudulent actions of any officer, our Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation (other than base salary) from such officer with respect to any year affected by such restatement

Governance: Our Compensation Committee benefits from the use of an outside, independent compensation consultant.
The independent compensation consultant helps the Compensation Committee conduct a comprehensive annual assessment of the risk associated with our compensation program.
We monitor our pay practices on an ongoing basis to ensure they do not encourage excessive risk taking.

Other: We require executive officers to maintain prescribed stock ownership levels.
We prohibit officers from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan.

Benefits under our change in control arrangements with our executive officers are subject to a "double trigger," meaning those benefits are not owed unless there is a change in control and the executive officer's employment is terminated by us without cause or by the executive with good reason.

WHAT WE DON'T DO
We do not permit backdating or repricing of stock options.

We do not have separate employment contracts with our executive officers.

We do not guarantee salary increases, bonuses or equity grants for our executive officers, and we do not provide discretionary bonuses to our Named Executive Officers.

We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control.

We do not offer significant perquisites.

We do not permit Officers or Directors to engage in hedging or similar types of transactions with respect to our stock.

We do not pay dividends or dividend equivalents on unearned performance shares.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 33

HOW PERFORMANCE MEASURES AND GOALS ARE DETERMINED

The Compensation Committee regularly reviews all elements of our executive compensation program and makes changes it deems appropriate from time to time. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices and decision support in the following areas:

•
Pay strategy and positioning on all elements of compensation;

•
Annual bonus plan design, including performance measures, performance targets and plan leverage;

•
Long-term incentive plan strategy and design, including the mix of elements, as well as performance measures, performance targets and plan leverage for the performance share and performance cash components;

•
Stock ownership guidelines;

•
Executive perquisites, including personal use of company aircraft; and

•
Executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.

The Compensation Committee establishes performance measures and goals each year that are designed to help achieve our business strategy and objectives. In setting the performance goals for annual and long-term incentive compensation, the Compensation Committee benchmarks against the historical performance of the Custom Peer Group and considers whether Cummins' goals are sufficiently demanding relative to our peers' performance trends. Additionally, the Compensation Committee solicits Farient's assessment regarding the degree of difficulty associated with the incentive plan performance targets in the context of both external analyst expectations for our annual and long-term performance and relative peer performance expectations. The Compensation Committee believes this comprehensive process leads to appropriate performance targets and incentive awards that reflect the creation of shareholder value.

The Compensation Committee has discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, restructuring, or significant tax legislation) if such events were not anticipated at the time performance targets were initially established. In determining the final payout factor for the 2019 Annual Bonus plan and the 2017 - 2019 Long-Term Incentive plan, the following exclusions were made:

We excluded the impact of the Tax Cuts and Jobs Act enacted in 2017 (2017 Tax Legislation) as it had a material impact on the reported results of the Company and was not anticipated at the time performance targets were initially established.

We excluded costs related to restructuring actions implemented in the fourth quarter of 2019 in response to a slowdown in the global markets that was not contemplated at the time the performance goals for these plans were developed. There was no material financial benefit to 2019 performance. The Compensation Committee determined it was appropriate to exclude these costs from the calculation of performance under the plans to avoid providing a deterrent to implementing necessary cost-cutting measures and to ensure that the incentives under the plans continue to be based on operational factors within our executive officers' control. The benefits of the restructuring actions have been factored into the Company's financial and incentive plan targets for 2020.

34 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

2019 Annual Bonus Plan

  •
  Exclusion of $119 million restructuring charges from 2019 EBITDA;

  •
  Exclusion of a $119 million restructuring accrual from 2019 average net assets

2017 - 2019 Long-Term Incentive Plan

  •
  Exclusion of a $777 million charge from 2017 net income and $777 million from 2017 shareholders' equity associated with the impact of the 2017 Tax Legislation;

  •
  Exclusion of a $116 million benefit from 2018 net income and $116 million from 2018 shareholders' equity associated with a lower effective tax rate as a result of the 2017 Tax Legislation;

  •
  Exclusion of a $219 million benefit from 2019 net income and $219 million from 2019 shareholders' equity associated with a lower effective tax rate as a result of the 2017 Tax Legislation;

  •
  Exclusion of $90 million in fourth quarter after tax restructuring charges from 2019 net income and 2019 shareholders' equity

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS

In 2019, the following compensation decisions were approved for our Named Executive Officers as a result of Company performance and pay positioning relative to the market. The Compensation Committee believes the 2019 compensation packages for our NEOs as outlined below are appropriate. The base salaries included in the following tables were in effect July 1st through the remainder of the year. The target bonus values are based on actual salary earned during 2019.

N. Thomas Linebarger, Chairman of the Board of Directors and Chief Executive Officer

Tom Linebarger is the Chairman and CEO of Cummins and is responsible for setting and implementing the business strategy for the organization and has been in the role since January 2012.

	2018	2019	Change

Base salary	$1,510,000	$1,575,000	4.3%

Target annual bonus	$2,308,000	$2,468,000	6.9%

Target long-term incentive	$7,100,000 for the 2018-20 performance period	$8,000,000 for the 2019-21 performance period	12.7%

The Compensation Committee approved the increase to Mr. Linebarger's salary and target long-term incentive in recognition of both his and Cummins' performance. Mr. Linebarger's target annual bonus increased solely as a result of the increase in his base salary.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 35

Mark A. Smith, Vice President and Chief Financial Officer

Mark Smith is responsible for Cummins' accounting, treasury, tax, internal audit, investor relations, and business analysis and planning functions and has been in the role since March 2019.

	2018	2019	Change

Base salary	$400,000	$710,000	77.5%

Target annual bonus	$232,800	$572,500	145.9%

Target long-term incentive	$700,000 for the 2018-20 performance period	$1,750,000 for the 2019-21 performance period	150%

The Compensation Committee approved the changes to Mr. Smith's compensation in connection with Mr. Smith's appointment to the position of Vice President and Chief Financial Officer to reflect the increased responsibilities associated with that role. The base salary and target annual bonus levels for Mr. Smith shown in the table above for 2019 were effective March 1, 2019.

Livingston L. Satterthwaite, President and Chief Operating Officer

Tony Satterthwaite is responsible for Cummins' daily operations and ensuring that we meet our financial, customer and operating commitments and has been in the role since October 2019.

	2018	2019	Change

Base salary	$599,000	$740,000	23.5%

Target annual bonus	$496,825	$547,033	10.1%

Target long-term incentive	$1,250,000 for the 2018-20 performance period	$2,000,000 for the 2019-21 performance period	60.0%

The base salary and target annual bonus levels for Mr. Satterthwaite shown in the table above for 2019 were effective October 16, 2019. The Committee approved the changes in connection with Mr. Satterthwaite's appointment to the position of President and Chief Operating Officer to reflect the increased responsibilities associated with that role. The target long-term incentive level for Mr. Satterthwaite shown in the table includes an annual award granted effective April 4, 2019 and an additional long-term incentive award granted effective October 16, 2019 in connection with his appointment.

Marya M. Rose, Chief Administrative Officer

Marya Rose is responsible for multiple global functions including government relations, global security, corporate facilities and real estate, communications, ethics and compliance, and Cummins Business Services (CBS) and has been in the role since November 2011.

	2018	2019	Change

Base salary	$666,000	$690,000	3.6%

Target annual bonus	$520,000	$542,400	4.3%

Target long-term incentive	$1,250,000 for the 2018-20 performance period	$1,250,000 for the 2019-21 performance period	No change

36 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

Tracy A. Embree, Vice President and President, Distribution Business

Tracy Embree is responsible for overseeing the Distribution Business, which provides sales, service, and support to customers around the globe and has been in the role since October 2019.

	2018	2019	Change

Base salary	$630,000	$660,000	4.8%

Target annual bonus	$492,000	$548,250	11.4%

Target long-term incentive	$1,100,000 for the 2018-20 performance period	$1,250,000 for the 2019-21 performance period	13.6%

The target long-term incentive level for Ms. Embree shown in the table includes an annual award granted effective April 4, 2019 and an additional long-term incentive award granted effective October 16, 2019 in connection with her appointment to the role of Vice President and President, Distribution Business. The increases in her base salary and target annual bonus were ordinary course merit increases and were not due to the appointment.

Patrick J. Ward, Former Vice President and Chief Financial Officer

Pat Ward retired in March 2019. Prior to his retirement, Mr. Ward was responsible for Cummins' accounting, treasury, tax, internal audit, investor relations, and business analysis and planning functions and had been in the role since May 2008.

	2018	2019	Change

Base salary	$762,000	$762,000	No change

Target annual bonus	$699,600	$699,600	No change

Target long-term incentive	$2,000,000 for the 2018-20 performance period	$0 for the 2019-21 performance period	NA

Because Mr. Ward retired in March 2019, no changes were made to his base salary or annual target bonus. In addition, no long-term incentive was provided for the 2019 - 2021 performance period.

Richard J. Freeland, Former President and Chief Operating Officer

Rich Freeland retired in October 2019. Prior to his retirement, Mr. Freeland was responsible for Cummins' daily operations and ensuring that we meet our financial, customer and operating commitments and had been in the role since July 2014.

	2018	2019	Change

Base salary	$900,000	$940,000	4.4%

Target annual bonus	$830,300	$874,000	5.3%

Target long-term incentive	$3,000,000 for the 2018-20 performance period	$3,000,000 for the 2019-21 performance period	No change

Because Mr. Freeland's retirement date had not been determined at the time of officer compensation planning, Mr. Freeland received both a merit increase and a long-term incentive for the 2019 - 2021 performance period.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 37

HOW WE DETERMINE COMPENSATION FOR OUR CHIEF EXECUTIVE OFFICER

Each year, our Chief Executive Officer discusses with the Board of Directors his priorities and objectives for Cummins and for the management team. He also provides the Board with his workplan at the start of the year and his assessment of performance at the end of the year. In addition, our independent directors formally review the Chief Executive Officer's performance annually. This review covers both quantitative and qualitative performance matters, including the progress made in implementing Cummins' business strategy and achieving specific long- and short-term business objectives.

The Compensation Committee considers those discussions and the results of the formal review to determine the compensation of our Chief Executive Officer for the coming year. Members of management do not make recommendations regarding the compensation of our Chief Executive Officer. The Compensation Committee Chair presents the Committee's decisions to the Board for its information.

HOW WE DETERMINE COMPENSATION FOR OTHER OFFICERS

Our officer compensation review occurs annually at the February Compensation Committee meeting. This is the first Compensation Committee meeting of the year and provides the earliest opportunity to review and assess individual and corporate performance for the previous year.

This annual review addresses all elements of compensation for each officer, including our Named Executive Officers. The Compensation Committee evaluates each officer's compensation relative to the market median for similar positions and considers internal equity and the experience, tenure, potential and performance of each officer in conjunction with company performance. In addition, the Chief Executive Officer makes recommendations regarding the compensation of the individual Named Executive Officers. Ultimately, final decisions about officers' compensation derive from a subjective assessment of all of these factors. The Compensation Committee believes the 2019 total direct compensation for each of the Named Executive Officers was placed at the appropriate level relative to the competitive market median.

COMPENSATION PROGRAM ELEMENTS

Our executive compensation program consists of three principal elements: base salary, annual bonus opportunities, and long-term incentive compensation opportunities. When considered together, these elements constitute total direct compensation.

Base Salary

We target base salary, on average, at the median of the market for similar executive positions. Some officers' base salaries may vary from the median due to factors such as experience, tenure, potential, performance and internal equity. The Compensation Committee believes that all of the Named Executive Officers' salaries for 2019 were at the appropriate level.

Named Executive Officer	2019 Base Salary

N. Thomas Linebarger	$1,575,000

Mark A. Smith	$710,000

Livingston L. Satterthwaite	$740,000

Marya M. Rose	$690,000

Tracy A. Embree	$660,000

Patrick J. Ward	$762,000

Richard J. Freeland	$940,000

38 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

ANNUAL BONUS

HOW BONUSES ARE CALCULATED

We design annual bonus opportunities for our executives to link their pay to our annual financial performance. The annual bonus payout for each executive is calculated using the following formula:

The "participation rate" is expressed as a percentage. Participation rates are set so that performance at target would generate an annual bonus that aligns with the median range of the market. The "payout factor" is determined based on Cummins' actual financial performance against our goals for the year. There is no discretionary element to computing annual bonuses.

Our Named Executive Officers' participation rates for 2019, expressed as a percentage of the actual 2019 earnings from their respective 2019 base salaries, were:

Named Executive Officer	2019 Participation Rate(1)

N. Thomas Linebarger	160%

Mark A. Smith	90%

Livingston L. Satterthwaite	90%

Marya M. Rose	80%

Tracy A. Embree	85%

Patrick J. Ward(2)	90%

Richard J. Freeland(2)	95%

(1)
Represents the target participation rate in effect at the end of 2019.

(2)
Both Messrs. Ward and Freeland received a bonus payment based on their 2019 eligible earnings.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 39

ANNUAL BONUS PERFORMANCE MEASURE

In 2019, ROANA was the sole performance measure under our annual bonus program because it appropriately balanced our growth, profitability and the management of our assets, all of which combine to drive our share value. For this purpose, ROANA equals:

ROANA = Earnings Before Interest, Taxes, Depreciation, and Amortization (or EBITDA) ÷ Average Net Assets

EBITDA is defined as Cummins' direct earnings before interest expense, provisions for income taxes, depreciation expense, amortization expense, and non-controlling interests in earnings of consolidated subsidiaries. Average Net Assets is derived from our consolidated balance sheet and excludes debt and related financing accounts, deferred tax amounts, and certain pension and post-retirement liability accounts.

ROANA PERFORMANCE TARGETS

Prior to 2018, we measured ROANA performance using EBIT in our calculation. Since 2018, ROANA performance has been measured using EBITDA to provide a common measure between our short and long-term plans. The target ROANA increased from 30.77% in 2018 to 34.10% in 2019.

This increase is due to the annual operating plan (AOP) projections for 2019. Target ROANA was established by the Compensation Committee after reviewing the AOP. The Compensation Committee seeks to set a challenging yet realistic goal, incorporating previous performance as well as the forecasted opportunities and economic conditions in our markets.

Target ROANA (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2019 ranged from 10% for threshold performance (70% of target ROANA) to a maximum of 200% for superior performance (115% of target ROANA or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.

	ROANA Goal	Goal as % of Target	Payout as % of Target(1)

>Maximum	39.22%	115%	200%

Target	34.10%	100%	100%

Threshold	23.87%	70%	10%

<Threshold	<23.87%	<70%	0%

EBITDA at target: $3.878 billion

(1)
Interpolate for performance between discrete points

Setting the target with the appropriate level of difficulty underscores the importance of achieving or exceeding our AOP performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns.

40 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

2019 ROANA PERFORMANCE AND PAYOUTS

Based on our actual performance during 2019, ROANA was 33.5% (excluding the items noted above under the heading "How Performance Measures and Goals are Determined"). As a result, the payout factor used to calculate the annual bonus for each Named Executive Officer for 2019 was 90%.

Based on these results, the 2019 annual bonus awards for the Named Executive Officers were as follows:

Named Executive Officer	Annual Base Salary	X	Participation Rate	X	Overall Payout Factor	=	2019 Annual Bonus Award

N. Thomas Linebarger	$1,542,500		160%		0.9		$2,221,200

Mark A. Smith	$658,333		86.96%(1)		0.9		$515,250

Livingston L. Satterthwaite	$634,500		86.21%(2)		0.9		$492,330

Marya M. Rose	$678,000		80%		0.9		$488,160

Tracy A. Embree	$645,000		85%		0.9		$493,425

Patrick J. Ward	$190,500		90%(3)		0.9		$154,305

Richard J. Freeland	$763,333		95%(4)		0.9		$652,650

(1)
Represents Mr. Smith's pro-rated target participation rate for 2019 (60% target from January 1 – February 28 and 90% target from March 1 to December 31).

(2)
Represents Mr. Satterthwaite's pro-rated target participaion rate for 2019 (85% target from January 1 – October 15 and 90% target from October 16 – December 31).

(3)
Because he was retirement eligible, Mr. Ward received a 2019 bonus based on his eligible earnings prior to his retirement on March 31, 2019.

(4)
Because he was retirement eligible, Mr. Freeland received a 2019 bonus based on his eligible earnings prior to his retirement on October 15, 2019.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 41

LONG-TERM INCENTIVE COMPENSATION

FORM OF LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program consists of performance cash, performance shares, and stock option awards. The combination of these three long-term incentive vehicles supports our pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and strengthens the linkage between the economic interests of our Named Executive Officers and our shareholders. In particular, the ten-year term of our stock option grants encourages executives to consider the long-term effects of their decisions on our stock price.

We balance our long-term incentive compensation among these three compensation elements as follows:

LONG-TERM INCENTIVE PERFORMANCE MEASURES

ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2019 - 2021 AWARD CYCLE

In 2017 and prior years, we granted performance shares and performance cash based on Return on Equity (ROE) performance. Since the 2018-2020 performance cycle, there have been two metrics: Return on Invested Capital (ROIC), which has an 80% weighting, and earnings before interest, taxes, depreciation, and amortization (EBITDA), which has a 20% weighting. The Compensation Committee felt these metrics were appropriate for the 2019-2021 award cycle as we continue to focus on both growth and delivering strong returns on the capital we invest. Together these metrics have a strong correlation with total shareholder return.

For the 2019-2021 performance cycle, we set a stable ROIC target at the top quartile of our peers. We expect to continue to assess our goals every year for Compensation Committee review and approval. We will endeavor to maintain a stable target as long as our strategy remains the same in order to help deliver top quartile returns.

The EBITDA performance target was established by the Compensation Committee after reviewing our long-term strategy and financial projections with the intent of setting a challenging yet realistic goal, incorporating previous performance as well as the forecasted opportunities and economic conditions in our markets.

42 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

ROIC for compensation purposes equals:

ROIC = Average Earnings Before Interest Expense and Noncontrolling Interests after taxes for the 3-year performance period ÷ Average Invested Capital for the 3-year performance period

EBITDA for compensation purposes equals:

EBITDA = Cumulative Earnings Before Interest Expense, Income Taxes, Noncontrolling Interests, Depreciation and Amortization for the 3-year performance period

The table below summarizes the ROIC and EBITDA targets for the 2019 - 2021 award cycle.

	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(1)

<Maximum	19.50%	130%	$12,642	115%	200%

Target	15.00%	100%	$10,993	100%	100%

Threshold	10.50%	70%	$9,344	85%	10%

<Threshold(2)	10.50%	<70%	<$9,344	<85%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2018 - 2020 AWARD CYCLES

The table below summarizes the ROIC and EBITDA targets for the 2018-2020 award cycle.

	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(1)

<Maximum	19.50%	130%	$11,369	115%	200%

Target	15.00%	100%	$9,886	100%	100%

Threshold	10.50%	70%	$8,403	85%	10%

<Threshold(2)	10.50%	<70%	<$8,403	<85%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

ROE PERFORMANCE TARGET FOR THE 2017 - 2019 AWARD CYCLE

For awards prior to the 2018-2020 cycle, we used ROE as the sole performance measure. ROE for compensation purposes equals:

ROE = Average Net Income for the three-year performance period ÷ Average Shareholders' Equity for the three-year performance period

Average shareholders' equity was calculated based on quarter-ending values during the performance period, adjusted for changes to equity related to unrecognized pension and other post-employment benefit amounts and

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 43

equity transactions not built into the AOP, and excluding the items noted above under the heading "How Performance Measures and Goals are Determined."

ROE Performance Target

The tables below summarize the ROE target and performance for the 2017-2019 award cycle.

	ROE Goal (2017 – 2019)	Goal as a % of Target	Payout as a % of Target(1)

>Maximum	22.94%	120%	200%

Target	19.12%	100%	100%

Threshold	11.47%	60%	10%

< Threshold	<11.47%	<60%	0%

(1)
Interpolate for performance between discrete points

Award Cycle (Performance Period)	ROE Target	Actual ROE Achieved	Payout Factor

2017 - 2019	19.12%	23.0%	2.0

2019 TARGET GRANT VALUES

Each Named Executive Officer's 2019 target grant value was set to provide a long-term incentive compensation opportunity at the median of the market.

The Compensation Committee uses a market-based economic valuation methodology that converts the targeted value of the grants into a targeted dollar amount of performance cash and a number of performance shares and stock options. The number of performance shares to be granted is based on a six-month average price of our stock. We believe the six-month average is most appropriate as it eliminates any unforeseen gains or losses in value associated with a temporary stock price spike or drop. The number of stock options granted is determined using the Black-Scholes model. Under the valuation model for our stock option grants, the ratio of stock options to performance shares awarded in 2019 was approximately 4.5 to 1.

On April 4, 2019, we granted non-qualified stock options with an exercise price per share equal to $163.43, the closing price of our common stock on the grant date. The stock options vest and become exercisable on the third anniversary of the grant date and expire ten years after the grant date.

The 2019 long-term incentive plan grants for our Named Executive Officers were as follows:

Named Executive Officer	2019 LTI Grant Value

N. Thomas Linebarger	$8,000,000

Mark A. Smith	$1,750,000

Livingston L. Satterthwaite	$2,000,000

Marya M. Rose	$1,250,000

Tracy A. Embree	$1,250,000

Patrick J. Ward(1)	$0

Richard J. Freeland(2)	$3,000,000

(1)
Because Mr. Ward retired in March 2019, no long-term incentive was provided for the 2019 - 2021 performance period.

(2)
Because Mr. Freeland's retirement date had not been determined at the time of officer compensation planning, Mr. Freeland received a long-term incentive for the 2019 - 2021 performance period.

44 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

TAX CONSIDERATIONS IN DETERMINING OFFICER COMPENSATION

Section 162(m) of the Internal Revenue Code generally limits our corporate tax deduction to $1 million per year for compensation paid to certain covered employees, generally including our Named Executive Officers. Because we believe that many factors other than tax deductibility influence a well-rounded compensation program, the Compensation Committee has awarded, and reserves the right to award in the future, compensation to our named executive officers in excess of $1 million to the extent it believes such compensation is necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, our Named Executive Officers.

ANNUAL COMPENSATION RISK ASSESSMENT

In September 2019, our Compensation Committee conducted its annual risk assessment of our compensation policies and practices. In particular, the Compensation Committee evaluated the levels of risk-taking that our compensation arrangements might encourage to determine whether they are appropriate in the context of our strategic plan and annual budget, our compensation objectives, and Cummins' overall risk profile. The Compensation Committee also reviewed the robust risk-mitigation features of our compensation program, the most significant of which are outlined below.

PAY MIX

The three primary elements of our executive compensation program are base salary, annual bonus, and long-term incentive compensation. We target the median of the market, as we define it, for our total compensation package and also place a sufficient portion of each officer's pay at risk. This approach effectively mitigates the need for executives to take significant risks to earn average compensation and also ensures that the interests of our executives are closely aligned with those of our shareholders, driving long-term shareholder value.

PERFORMANCE-BASED MEASUREMENT

The performance goals set forth in our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by our Compensation Committee. We believe these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate our Code of Business Conduct, or make material changes to our long-term business strategy or our methods of management or operation. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.

TIME HORIZON

Our long-term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on the sustained growth of our company rather than seeking potentially unsustainable short-term gains. The ten-year option term also encourages our employees to focus on longer-term stock price appreciation.

CLAWBACK POLICY

Amounts paid to any officer under our annual bonus or long-term incentive compensation plans are subject to recovery in the event of a material restatement of our financial statements resulting from the fraudulent actions of any officer.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 45

OTHER RISK MITIGATORS

We pay incentive compensation only after our audited financial results are complete and the Compensation Committee has certified our performance results and the associated incentive awards. Additionally, we have stock ownership requirements for all of our officers that ensure the interests of our officers are aligned with the interests of our shareholders. We also prohibit officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities and from entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan.

EXCLUSION OF UNUSUAL ITEMS

In measuring financial performance under our annual short- and long-term bonus plans, the Compensation Committee has discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, restructuring, or significant tax legislation) if such events were not anticipated at the time performance targets were initially established. We believe that allowing these exclusions ensures our executives will focus on the merits of proposed transactions for Cummins rather than worrying about the effect a proposed action may have on incentive compensation.

As a result of its review, the Compensation Committee concluded that Cummins has a balanced executive compensation program that does not drive excessive financial risk-taking. We believe that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

BENEFITS

Our officers, including our Named Executive Officers, participate in the full range of health, welfare and retirement benefits and are covered by the same plans as other exempt employees. We target our total benefit package to be at the median of the market.

In addition to these benefits, our U.S. officers, including our Named Executive Officers, participate in a supplemental life insurance and deferred income program, which is designed to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinated with payments from our regular retirement plans.

The supplemental retirement provision "tops up" the pension available from our regular pension plans to provide a total benefit based on a percentage of the officer's highest average consecutive 60-month base salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total benefit for all officers other than Mr. Linebarger, who is eligible for an additional 10% benefit.

Our U.S. officers, including our Named Executive Officers, are also eligible to participate in our non-qualified deferred compensation plan. This program is designed to provide financial planning opportunities for capital accumulation on a tax-deferred basis and to meet competitive market practice.

A majority of our employees, including our Named Executive Officers, are eligible to participate in our employee stock purchase plan. Under the employee stock purchase plan, each eligible employee may authorize the withholding of 1-15% of base pay each pay period to be used to purchase shares of our common stock for the employee's account on the open market. Cummins makes a matching contribution in cash in an amount sufficient to give employees a 15% discount on the purchase price of these shares.

46 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

PERQUISITES

Perquisites do not constitute a major element of our executive compensation program.

Our officers, including our Named Executive Officers, are entitled to the services of a financial counselor for estate- and tax-planning advice and tax return preparation. Cummins pays the fees for these services, which are detailed in the Summary Compensation Table.

Our officers, including our Named Executive Officers, may use our aircraft for reasonable personal use, following a prescribed approval process. The Compensation Committee reviews the level of usage annually. We believe that allowing our officers to use a company-owned plane for limited personal use saves time and provides additional security for them, which ultimately benefits Cummins. The aggregate incremental cost of personal aircraft use by our Named Executive Officers is detailed in the Summary Compensation Table.

Executive physical examinations are available for all officers, including our Named Executive Officers. The Compensation Committee considers this practice to be good corporate governance and a direct benefit to Cummins' shareholders.

COMPENSATION RECOUPMENT

Our compensation awards are subject to our compensation recoupment, or "clawback," policy. This policy provides that, if any of our financial statements are required to be materially restated due to the fraudulent actions of any officer, the Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which our financial results are adversely affected by such restatement.

POST-EMPLOYMENT COMPENSATION AND CHANGE IN CONTROL PROTECTIONS

We do not have formal severance agreements with any of our Named Executive Officers. However, we have a policy of paying severance under certain circumstances to officers whose employment is terminated, and certain of our plans provide for other benefits upon certain change-in-control events and terminations of employment. These arrangements are described in detail under "Potential Payments Upon Termination or Change in Control." The purposes of these benefits are to encourage our key executives to concentrate on taking actions that are in the best interests of our shareholders without regard to whether such actions may ultimately have an adverse impact on their job security, and to enable key executives to provide objective advice on any potential change in control without undue concern for their personal financial situations. The Compensation Committee periodically reviews and modifies these benefits to ensure they continue to meet these objectives.

Under our change in control compensation protection arrangements, benefits would be provided following a qualified change in control and termination without "cause" by the company or termination by the officer for "good reason" within two years of the change in control. Upon the occurrence of both triggering events, the following benefits would be provided to any affected Named Executive Officer:

For Our Chief Executive Officer	For Our Named Executive Officers (except our Chief Executive Officer)

• Severance equal to three years' base salary plus three annual bonus payments calculated at a 1.0 payout factor	• Severance equal to two years' base salary plus two annual bonus payments calculated at a 1.0 payout factor

• Full vesting of certain insurance and retirement benefits	• Full vesting of certain insurance and retirement benefits

• Continuation for the three-year severance period of certain other benefits or an equivalent cash payment	• Continuation for the two-year severance period of certain other benefits or an equivalent cash payment

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 47

In addition to the severance provisions of our change in control compensation protection arrangements, awards under our long-term compensation plans provide for accelerated vesting upon a change in control only if the awards are not assumed or replaced or if the award holder's employment is also terminated by us (or the surviving entity) without cause or by the award holder with good reason within two years after the change in control.

Our change in control compensation protection arrangements do not provide for tax gross-ups for excise taxes imposed because of the "golden parachute" excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements provide that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.

CONFIDENTIALITY AND NON-COMPETE AGREEMENTS

Each of our Named Executive Officers has signed an agreement not to disclose our confidential information or to accept employment with certain competitors during, and for 12 months after, the time the officer is employed by us.

STOCK OWNERSHIP REQUIREMENTS

The Compensation Committee believes our officers should own a significant amount of our stock in order to further link their economic interests to those of our shareholders. To underscore this, we require our officers to own a number of shares of our common stock having a total value equal to the following multiples of their respective base salaries:

Group	Stock Ownership Requirement

Chief Executive Officer	Five times (5x) base salary

Members of the Cummins Leadership Team (including all of the Named Executive Officers other than the Chief Executive Officer)	Three times (3x) base salary

All Other Officers	One time (1x) base salary

An officer's direct and indirect ownership of our common stock counts toward the ownership requirements whereas unexercised stock options and unearned performance shares do not.

Because our stock value may vary, these ownership requirements are expressed as a set number of shares for defined bands of salary. The number of shares required is reviewed annually and established by the Compensation Committee based on the average market price of our stock over a three-year period.

Officers have five years from the date of their initial appointments to meet their ownership requirement. An officer whose salary increases to the level of a new salary band (and higher stock ownership requirement) will have three years from the date of such increase to achieve the new higher level. Subject to limited exceptions, officers may not sell any of our shares until they reach their stock ownership guideline, and then they may only sell our shares to the extent their stock ownership would not drop below their ownership requirement.

All of our Named Executive Officers are in compliance with their stock ownership requirements or still have time to meet their ownership requirement.

As described under "Director Compensation," we also have formal stock ownership guidelines for non-employee members of our Board. All of our non- employee directors have either satisfied this requirement or have additional time to do so.

48 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

PLEDGING AND HEDGING POLICY

We maintain a policy under which our officers and directors are prohibited from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our common stock, such as zero-cost collars and forward sale contracts. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan. Our anti-pledging and anti-hedging policy does not apply to employees who are not officers or directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the company's Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted,

GEORGIA R. NELSON, CHAIR
ROBERT K. HERDMAN
THOMAS J. LYNCH
WILLIAM I. MILLER

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 49

The summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during our last three completed fiscal years (or such shorter period for which the Named Executive Officer was a Named Executive Officer).

2019 SUMMARY COMPENSATION TABLE AND SUPPLEMENTAL TABLES

Name and Principal Position	Year	Annual Salary	(1) Bonus	(2) Stock Awards	(3) Option Awards	(4) Non-Equity Incentive Plan Compensation	(5) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(6) All Other Compensation	Total Compensation

N. T. Linebarger,	2019	$1,542,500	$0	$3,226,013	$3,074,163	$7,793,200	$9,405,602	$75,273	$25,116,751

Chairman and Chief	2018	$1,442,500	$0	$2,384,204	$2,126,071	$6,574,400	$4,655,327	$109,476	$17,291,978

Executive Officer	2017	$1,375,000	$0	$2,805,420	$3,146,501	$5,662,700	$3,317,818	$80,222	$16,387,661

M. A. Smith,	2019	$658,333	$0	$705,644	$672,346	$801,250	$1,472,494	$60,662	$4,370,729
Vice President and
Chief Financial Officer

L. L. Satterthwaite,	2019	$634,500	$0	$817,878	$745,511	$1,516,330	$2,023,467	$30,324	$5,768,010

President and	2018	$584,500	$0	$419,362	$374,216	$1,309,955	$289,762	$20,195	$2,997,990

Chief Operating Officer	2017	$570,000	$0	$515,225	$578,246	$1,270,400	$546,521	$45,543	$3,525,935

M. M. Rose,	2019	$678,000	$0	$504,669	$480,426	$1,430,160	$2,325,434	$25,819	$5,444,508

Vice President and	2018	$650,000	$0	$419,362	$374,216	$1,293,200	$606,583	$25,279	$3,368,640

Chief Administrative Officer	2017	$634,000	$0	$475,167	$532,001	$1,344,100	$1,097,698	$24,187	$4,107,153

T.A. Embree,	2019	$645,000	$0	$506,892	$475,804	$1,395,425	$1,836,928	$24,589	$4,884,638
Vice President and
President – Distribution
Business

P. J. Ward,	2019	$190,500	$0	$0	$0	$1,382,805	$2,397,453	$23,732	$3,994,490

Former Vice President and	2018	$744,000	$0	$671,565	$598,884	$1,920,240	$448,815	$27,709	$4,411,213

Chief Financial Officer(7)	2017	$726,000	$0	$824,636	$925,267	$1,729,100	$1,164,899	$24,983	$5,394,885

R. J. Freeland,	2019	$763,333	$0	$1,210,313	$1,152,772	$2,586,872	$3,285,804	$37,374	$9,036,468

Former President and Chief	2018	$874,000	$0	$1,007,348	$898,325	$2,391,220	$1,421,764	$29,613	$6,622,270

Operating Officer(8)	2017	$848,000	$0	$1,031,831	$1,156,862	$2,328,000	$517,166	$27,575	$5,909,434

(1)
Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above.

(2)
The Stock Awards column represents the fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as ASC Topic 718, for stock awards, which were made pursuant to the 2012 Omnibus Incentive Plan, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in Note 19 to the Consolidated Financial Statements for 2019. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Performance shares are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2019 awards at the grant date assuming that the highest level of performance conditions are attained, are as follows: N. T. Linebarger – $6,452,026; M. A. Smith – $1,411,288; L. L. Satterthwaite – $1,635,756; M.M. Rose – $1,009,339; T.A. Embree – $1,013,784; P. J. Ward – $0; R. J. Freeland – $2,420,626.

(3)
The Option Awards column represents the fair value on the grant date computed in accordance with ASC Topic 718 for option awards, which were made pursuant to the 2012 Omnibus Incentive Plan. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 19 to the Consolidated Financial Statements for our fiscal year ended December 31, 2019. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

50 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

(4)
The amounts shown in this column for 2019 consist of (i) payments made in March 2020 under the Annual Bonus Plan for 2019 performance and (ii) payments for the performance cash component of our long-term incentive compensation program, which were paid in March 2020 based on our 2017-2019 performance. The payments for each Named Executive Officer from these sources were:

	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	M. M. Rose	T.A. Embree	P. J. Ward	R. J. Freeland

Annual Bonus Plan	$2,221,200	$515,250	$492,330	$488,160	$493,425	$154,305	$652,650

Performance Cash	$5,572,000	$286,000	$1,024,000	$942,000	$902,000	$1,228,500	$1,934,222

TOTAL	$7,793,200	$801,250	$1,516,330	$1,430,160	$1,395,425	$1,382,805	$2,586,872

(5)
The aggregate changes during 2019 in the actuarial present value of each Named Executive Officer's pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	M. M. Rose	T.A. Embree	P. J. Ward	R. J. Freeland

Cummins Pension Plan (Qualified)	$42,504	$46,583	$44,494	$35,565	$65,143	$0	$324,012

Excess Benefit Retirement Plan (Non-qualified)	$358,190	$55,164	$88,166	$99,028	$101,273	$253,662	$321,907

Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	$8,889,386	$1,370,747	$1,833,522	$2,104,364	$1,670,003	$2,142,606	$2,509,833

Sub-total	$9,290,080	$1,472,494	$1,966,182	$2,238,957	$1,836,419	$2,396,268	$3,155,752

Above-market earnings on non-qualified deferred compensation	$115,522	$0	$57,285	$86,477	$509	$1,185	$130,052

TOTAL	$9,405,602	$1,472,494	$2,023,467	$2,325,434	$1,836,928	$2,397,453	$3,285,804

  The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column and in the table immediately above reflect our Named Executive Officers' years of credited service under our pension plans. "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate. The present value of the benefits depends in part on the interest rate used to discount the future benefits under the Plan to their present value.

(6)
This column consists of the following for 2019:

	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	M. M. Rose	T.A. Embree	P. J. Ward	R. J. Freeland

Financial Counseling	$12,405	$12,405	$15,935	$12,405	$12,405	$12,405	$12,405

Personal use of Company Aircraft	$41,110	$35,546	$0	$0	$0	$0	$8,346

Life Insurance Costs	$11,458	$2,411	$4,089	$3,114	$1,884	$1,027	$6,323

Company Contributions under the Retirement and Savings Plan	$10,300	$10,300	$10,300	$10,300	$10,300	$10,300	$10,300

TOTAL	$75,273	$60,662	$30,324	$25,819	$24,589	$23,732	$37,374

  Personal Use of Company Aircraft was calculated using an average indicated hourly cost of $3,090.96, which is the incremental cost incurred by the company. This cost is calculated based on the company's annual average fuel cost and other expenses derived from published industry averages.

(7)
Mr. Ward retired on March 31, 2019 and was succeeded as Vice President and Chief Financial Officer by Mr. Smith.

(8)
Mr. Freeland retired on October 15, 2019 and was succeeded as President and Chief Operating Officer by Mr. Satterthwaite.

The following table complements the disclosures set forth in columns captioned Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards in the Summary Compensation Table.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 51

GRANTS OF PLAN-BASED AWARDS IN 2019

									All Other	All Other Option	(6)

		Date of	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock Awards: Number of Shares or	Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and

Name	Grant Date	Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($)	Option Awards

N. T. Linebarger	N/A	N/A(1)	$246,800	$2,468,000	$4,936,000

	N/A	N/A(2)	$327,700	$3,277,000	$6,554,000

	4/4/19	2/11/19(3)				2,167	21,670	43,340				$3,226,013

	4/4/19	2/11/19(4)							0	98,670	$163.43	$3,074,163

M. A. Smith	N/A	N/A(1)	$57,250	$572,500	$1,145,000

	N/A	N/A(2)	$71,700	$717,000	$1,434,000

	4/4/19	2/11/19(3)				474	4,740	9,480				$705,644

	4/4/19	2/11/19(4)							0	21,580	$163.43	$672,346

L. L. Satterthwaite	N/A	N/A(1)	$54,703	$547,033	$1,094,067

	N/A	N/A(2)	$81,900	$819,000	$1,638,000

	4/4/19	2/11/19(3)				339	3,390	6,780				$504,669

	10/16/19	7/8/19(3)				203	2,030	4,060				$313,209

	4/4/19	2/11/19(4)							0	15,420	$163.43	$480,426

	10/16/19	7/8/19(5)							0	9,250	$166.18	$265,085

M. M. Rose	N/A	N/A(1)	$54,240	$542,400	$1,084,800

	N/A	N/A(2)	$51,200	$512,000	$1,024,000

	4/4/19	2/11/19(3)				339	3,390	6,780				$504,669

	4/4/19	2/11/19(4)							0	15,420	$163.43	$480,426

T.A. Embree	N/A	N/A(1)	$54,825	$548,250	$1,096,500

	N/A	N/A(2)	$51,200	$512,000	$1,024,000

	4/4/19	2/11/19(3)				298	2,980	5,960				$443,633

	10/16/19	7/8/19(3)				41	410	820				$63,259

	4/4/19	2/11/19(4)							0	13,570	$163.43	$422,787

	10/16/19	7/8/19(5)							0	1,850	$166.18	$53,017

P. J. Ward	N/A	N/A(1)	$17,145	$171,450	$342,900

R. J. Freeland	N/A	N/A(1)	$72,517	$725,167	$1,450,333

	N/A	N/A(2)	$122,900	$1,229,000	$2,458,000

	4/4/19	2/11/19(3)				813	8,130	16,260				$1,210,313

	4/4/19	2/11/19(4)							0	37,000	$163.43	$1,152,772

(1)
Named Executive Officers participate in the annual bonus plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this plan, our performance is measured by ROANA as defined by the plan. The annual bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary Paid for calendar year) times (participation percentage assigned to each position) times (Payout Factor).

The Payout Factor can range from zero to 2.0, in increments of 0.1.

(2)
In 2019, we made target performance cash awards, expressed as dollar amounts, as part of our long-term incentive compensation program under our 2012 Omnibus Incentive Plan. A multiple of the target award is earned based on our 2019-2021 performance for Return on Invested Capital (ROIC), weighted at 80%, and EBITDA, weighted at 20%. The amount earned and paid under the three-year target award can range from zero to 200% of the target award amount. The target award will be earned if our ROIC and EBITDA levels for 2019-2021 are equal to the targeted ROIC and EBITDA levels established for that period as described in the Compensation Discussion and Analysis. The Threshold Payment (10% of the target award) will be earned if our ROIC is 70% of the targeted ROIC for the period and EBITDA is 85% of the targeted EBITDA for the period. The maximum payment (200% of the target award) will be earned if our ROIC is 30% above the targeted ROIC for the period and EBITDA is 15% above the targeted EBITDA for the period. To the extent earned, the payments will be made in March 2022.

(3)
In 2019, we made target awards of performance shares under our 2012 Omnibus Incentive Plan. The awards are expressed as a target number of shares of our Common Stock. Shares are earned based on our ROIC and EBITDA performance during 2019-2021, based on the same measures as established for the target

52 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

  performance cash awards. The number of shares earned can range from zero to 200% of the target award number of shares. The target award number of shares will be earned if our ROIC and EBITDA for 2019-2021 are equal to the targeted ROIC and EBITDA levels established for the period as described in the Compensation Discussion and Analysis. Dividends are payable only at the conclusion of the performance period on the shares that become earned.

(4)
We awarded stock options under our 2012 Omnibus Incentive Plan. The options were granted on April 4, 2019 at a grant price of $163.43, which was equal to the unadjusted closing market price of our Common Stock on the grant date. The options are not exercisable until April 4, 2022 (or upon the recipient's earlier retirement, death or disability) so long as the recipient is continuously employed by us or a subsidiary until such date, vest on the same schedule and expire on the earliest of April 4, 2029, five years after retirement or disability, or one year after death.

(5)
We awarded stock options under our 2012 Omnibus Incentive Plan. The options were granted on October 16, 2019 at a grant price of $166.18, which was equal to the unadjusted closing market price of our Common Stock on the grant date. The options are not exercisable until October 16, 2022 (or upon the recipient's earlier retirement, death or disability) so long as the recipient is continuously employed by us or a subsidiary until such date, vest on the same schedule and expire on the earliest of October 16, 2029, five years after retirement or disability, or one year after death.

(6)
The April 4, 2019 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $148.87/ share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The October 16, 2019 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $154.29/share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The April 4, 2019 grant date fair value for stock option awards was the Black-Scholes value at grant date which was $31.156/share. The October 16, 2019 grant date fair value for stock option awards was the Black-Scholes value at grant date which was $28.6578/share.

The following two tables are intended to enhance understanding of equity compensation that has been previously awarded, including awards that remained outstanding, as of December 31, 2019, and amounts realized on equity compensation during the last year as a result of the vesting or exercise of equity awards.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 53

OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

N.T. Linebarger	0	98,670(1)	$163.43	4/4/2029	75,860(4)	$13,575,906(5)

	0	61,700(2)	$160.10	4/3/2028

	0	85,050(3)	$149.72	4/3/2027

	131,920(6)	0	$109.09	4/4/2026

	60,780(7)	0	$136.82	4/2/2025

	44,890(8)	0	$149.34	4/2/2024

	60,100(9)	0	$111.84	4/2/2023

	37,510(10)	0	$120.28	4/2/2022

	13,040(11)	0	$119.77	5/2/2021

	16,360(12)	0	$58.115	3/1/2020

M. A. Smith	0	21,580(1)	$163.43	4/4/2029	12,680(4)	$2,269,213(5)

	0	6,080(2)	$160.10	4/3/2028

	0	4,380(3)	$149.72	4/3/2027

	970(13)	0	$114.13	6/1/2026

	4,360(6)	0	$109.09	4/4/2026

	1,790(7)	0	$136.82	4/2/2025

	1,070(8)	0	$149.34	4/2/2024

	770(9)	0	$111.84	4/2/2023

	590(10)	0	$120.28	4/2/2022

	528(11)	0	$119.77	5/2/2021

L. L. Satterthwaite	0	9,250(14)	$166.18	10/16/2029	16,560(4)	$2,963,578(5)

	0	15,420(1)	$163.43	4/4/2029

	0	10,860(2)	$160.10	4/3/2028

	0	15,630(3)	$149.72	4/3/2027

	24,250(6)	0	$109.09	4/4/2026

	11,170(7)	0	$136.82	4/2/2025

	8,910(8)	0	$149.34	4/2/2024

	11,920(9)	0	$111.84	4/2/2023

	9,190(10)	0	$120.28	4/2/2022

	8,150(11)	0	$119.77	5/2/2021

	8,450(12)	0	$58.115	3/1/2020

M. M. Rose	0	15,420(1)	$163.43	4/4/2029	12,500(4)	$2,237,000(5)

	0	10,860(2)	$160.10	4/3/2028

	0	14,380(3)	$149.72	4/3/2027

	22,310(6)	0	$109.09	4/4/2026

	10,280(7)	0	$136.82	4/2/2025

	8,190(8)	0	$149.34	4/2/2024

54 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

T.A. Embree	0	1,850(14)	$166.18	10/16/2029	11,820(4)	$2,115,307(5)

	0	13,570(1)	$163.43	4/4/2029

	0	9,560(2)	$160.10	4/3/2028

	0	13,760(3)	$149.72	4/3/2027

	19,410(6)	0	$109.09	4/4/2026

	6,700(7)	0	$136.82	4/2/2025

	1,420(8)	0	$149.34	4/2/2024

	1,910(9)	0	$111.84	4/2/2023

	1,470(10)	0	$120.28	4/2/2022

P. J. Ward	0	0	—	—	3,816(4)	$682,911(5)

R. J. Freeland	37,000(15)	0	$163.43	10/31/2024	12,912(4)	$2,310,732(5)

	26,070(16)	0	$160.10	10/31/2024

	31,270(17)	0	$149.72	10/31/2024

	48,500(6)	0	$109.09	10/31/2024

	22,340(7)	0	$136.82	10/31/2024

	1,960(18)	0	$154.20	7/16/2024

	12,290(8)	0	$149.34	4/2/2024

	16,450(9)	0	$111.84	4/2/2023

	11,030(10)	0	$120.28	4/2/2022

	8,150(11)	0	$119.77	5/2/2021

(1)
These stock options were granted on April 4, 2019 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(2)
These stock options were granted on April 3, 2018 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(3)
These stock options were granted on April 3, 2017 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(4)
Target awards of performance shares were granted in April 2018 and April and October 2019 to be earned in a multiple ranging from zero to two times the target awards, based on our performance during 2018-2020 and 2019-2021, respectively. The performance shares earned from the April 2018 grant will be awarded in March 2021 and the performance shares earned from the April and October 2019 grants will be awarded in March 2022. Performance for the 2018-2020 period in the aggregate, as well as for 2019 alone, was trending above target as of December 31, 201; therefore, the maximum amounts are shown for both the April 2018 grant and the April and October 2019 grants.

(5)
The price per share used to calculate the market value was $178.96, the unadjusted closing price of our Common Stock on the NYSE on December 31, 2019, the last trading day of the year.

(6)
These stock options were granted on April 4, 2016 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(7)
These stock options were granted on April 2, 2015 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(8)
These stock options were granted on April 2, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(9)
These stock options were granted on April 2, 2013 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(10)
These stock options were granted on April 2, 2012 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 55

(11)
These stock options were granted on May 2, 2011 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(12)
These stock options were granted on March 1, 2010 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(13)
These stock options were granted on June 1, 2016 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

(14)
These stock options were granted on October 16, 2019 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or upon the recipient's earlier Retirement, Death, or Disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event.

(15)
These stock options were granted on April 4, 2019 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the date of Mr. Freeland's retirement.

(16)
These stock options were granted on April 3, 2018 and became exercisable with respect to all of the underlying shares of our Common Stock on the date of Mr. Freeland's retirement.

(17)
These stock options were granted on April 3, 2017 and became exercisable with respect to all of the underlying shares of our Common Stock on the date of Mr. Freeland's retirement.

(18)
These stock options were granted on July 16, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

The outstanding awards of performance shares as of December 31, 2019 for the 2018-2020 and the 2019-2021 award cycles, shown at maximum, were as follows:

Name	Grant Year	Number of Units of Performance Shares

N. T. Linebarger	2019	43,340

	2018	32,520

M. A. Smith	2019	9,480

	2018	3,200

L. L. Satterthwaite	2019	10,840

	2018	5,720

M. M. Rose	2019	6,780

	2018	5,720

T.A. Embree	2019	6,780

	2018	5,040

P. J. Ward	2019	0

	2018	3,816

R. J. Freeland	2019	4,516

	2018	8,396

56 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2019

Name	(1) Number of Shares Acquired on Exercise (#)	(2) Value Realized on Exercise ($)	(3) Number of Shares Acquired on Vesting (#)	(4) Value Realized on Vesting ($)

N. T. Linebarger	0	$0	27,840	$4,298,774

M. A. Smith	0	$0	1,140	$176,027

L. L. Satterthwaite	0	$0	5,112	$789,344

M. M. Rose	0	$0	4,704	$726,345

T.A. Embree	1,390	$53,321	4,092	$631,846

P. J. Ward	133,890	$5,100,147	8,184	$1,263,691

R. J. Freeland	0	$0	10,236	$1,580,541

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our Common Stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Target awards of performance shares were granted in April 2016 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2016-2018. These performance shares were earned and became vested on March 1, 2019.

(4)
The values realized on vesting for the performance shares were calculated using the unadjusted closing price of our Common Stock on March 1, 2019 ($154.41).

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 57

PENSION BENEFITS FOR 2019

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

N. T. Linebarger	Cummins Pension Plan (Qualified)	26	$650,246	$0

	Excess Benefit Retirement Plan (Non-qualified)	26	$2,498,894	$0

	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	26	$37,241,255	$0

M. A. Smith	Cummins Pension Plan (Qualified)	24	$320,019	$0

	Excess Benefit Retirement Plan (Non-qualified)	24	$159,475	$0

	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	24	$3,269,127	$0

L. L. Satterthwaite	Cummins Pension Plan (Qualified)	31	$710,357	$0

	Excess Benefit Retirement Plan (Non-qualified)	31	$644,240	$0

	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	31	$8,803,055	$0

M. M. Rose	Cummins Pension Plan (Qualified)	22	$463,362	$0

	Excess Benefit Retirement Plan (Non-qualified)	22	$783,302	$0

	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	22	$8,504,835	$0

T.A. Embree	Cummins Pension Plan (Qualified)	19	$373,519	$0

	Excess Benefit Retirement Plan (Non-qualified)	19	$300,390	$0

	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	19	$3,740,906	$0

P.J. Ward	Cummins Pension Plan (Qualified)	32	$0	$425,766

	Excess Benefit Retirement Plan (Non-qualified)	32	$946,077	$32,505

	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	32	$9,981,718	$126,591

R. J. Freeland	Cummins Pension Plan (Qualified)	41	$1,216,012	$10,162

	Excess Benefit Retirement Plan (Non-qualified)	41	$1,558,907	$13,027

	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	41	$13,191,244	$9,936

CUMMINS PENSION PLAN

The Cummins Pension Plan is a tax-qualified cash balance pension plan. Participants receive pay credits equal to 6% of total monthly pay, defined as base salary and annual bonus payments. Individual accounts are maintained for each participant. The accounts receive interest credits equal to the 30-year Treasury bond rate plus 1%. Participants are 100% vested in the Cummins Pension Plan benefit upon attaining three years of service.

58 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

EXCESS BENEFIT RETIREMENT PLAN

The Excess Benefit Retirement Plan provides non-qualified pension benefits in excess of limitations imposed by the Code on the benefits provided by the Cummins Pension Plan formula. It preserves the total benefit payable under the Cummins Pension Plan formula.

SUPPLEMENTAL LIFE INSURANCE AND DEFERRED INCOME PLAN (SERP)

The Supplemental Life Insurance and Deferred Income Plan provides a SERP benefit to our officers who participate in the Cummins Pension Plan.

The SERP benefit is based on a percentage of the highest 60 consecutive months of total compensation during the final 120 months of the participant's career. Total Compensation for calculation of five year average pay is defined as base salary and annual bonus payments.

The SERP benefit percentage is calculated as 2% of the participant's five year average pay for each of the first 20 years of service plus 1% of the participant's five year average pay for each of the next 10 years of service. The maximum is a 50% benefit after 30 years of service, except that an officer who is among our two highest paid Named Executive Officers at the time of retirement will receive an annual benefit equal to an additional 10%. In December 2011, the Compensation Committee discontinued this additional benefit for all future participants in the plan but grandfathered the benefit for a limited number of existing participants, including Mr. Linebarger.

The retirement benefit under the SERP is offset by the highest combined annuity available from the Cummins Pension Plan and the Excess Benefit Retirement Plan, thus topping up the benefits available from those plans to total the target retirement benefit.

Officers who were participants in the plan prior to 2006 whose service and age total 80 (minimum age 55 and 20 years of service), or have at least 30 years of service, regardless of age, would qualify for immediate unreduced commencement of life annuity benefits. Therefore, Mr. Linebarger and Mr. Satterthwaite qualified, as of December 31, 2019, for immediate commencement of unreduced benefits.

Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, and the life annuity benefit would be reduced by .333% for each month the participant's age at commencement preceded 60.

Vesting for the SERP benefit is 25% after five years of service, increasing in 15% annual increments, with 100% vesting after 10 years of service. The life annuity benefit is a 15-year certain payment, with a 50% benefit for surviving spouse or domestic partner.

The SERP benefit accrued for service prior to 2005 may be elected as a lump sum payment. Benefits accrued after 2005 are subject to the provisions of Internal Revenue Code Section 409A, which preclude election of a lump sum distribution of such benefits at the time permitted for benefits accrued for service prior to 2005.

The actuarial table used to calculate a lump sum payment under the SERP is the same as that used to make such calculations under the qualified Cummins Pension Plan, and the interest rate used is the rate used by the Pension Benefit Guaranty Corporation.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 59

ACCELERATED SERP FORMULA FOR EXECUTIVES HIRED MID-CAREER

For some officers who joined our company mid-career, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants.

The accelerated formula provides a target benefit based on 4% for the first 10 years and 2% for the next five years of service, with a maximum of 50% of Five Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when age and service total 70 (minimum age 58 and 10 years of service). Otherwise, for participants who are no longer our employees, unreduced benefits may commence at age 60 or as early as age 55, but reduced .333% for each month age at commencement precedes age 60.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

Our Deferred Compensation Plan permits deferral of up to 100% of base salary, annual bonus, and/or performance cash awards under our long-term incentive compensation program. Each of our NEOs' Deferred Compensation Plan account balances earn income based on the performance of the investment option(s) that the NEO selects for his or her account.

Investment options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2%, Barclays Capital U.S. Government/Credit Bond Index and Standard & Poor's 500 Index.

The investment options within our Deferred Compensation Plan had the following annual returns in 2019:

Account Crediting Option	2019 Annual Return

Advisor Managed Portfolio – Conservative Allocation	10.90%

Advisor Managed Portfolio – Moderate Allocation	14.32%

Advisor Managed Portfolio – Moderate Growth Allocation	17.53%

Advisor Managed Portfolio – Growth Allocation	20.08%

Advisor Managed Portfolio – Aggressive Allocation	22.82%

Ten Year Treasury Note + 2%	4.14%

Ten Year Treasury Note + 4%	6.14%

Fidelity VIP Gov't Money Market – Initial Class	2.02%

LVIP SSgA Bond Index – Standard Class	8.24%

Barclays Capital U.S. Government/Credit Bond Index	10.14%

PIMCO VIT Total Return – Admin Class	8.36%

DFA VA U.S. Large Value	25.78%

Fidelity VIP Index 500 – Initial Class	31.35%

Standard & Poor's 500 Index	28.88%

T. Rowe Price Blue Chip Growth	29.89%

DFA VA U.S. Targeted Value	22.56%

Thrivent Series Small Cap Index	22.49%

Lord Abbett Series Developing Growth – Class VC	31.77%

LVIP SSgA International Index – Standard Class	21.58%

American Funds IS International – Class 1	23.21%

60 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

Investment options may be changed monthly. At the time of the election to defer, the participant chooses the time and the form of distribution. The participant may elect to have distributions begin on a specified date or following retirement. Distributions will also commence on any other separation from service, or upon death or a change of control.

NON-QUALIFIED DEFERRED COMPENSATION IN 2019

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last Fiscal Year End ($)

N. T. Linebarger	$0	$0	$253,641	$0	$5,731,578

M. A. Smith	$0	$0	$0	$0	$0

L. L. Satterthwaite	$0	$0	$67,175	$0	$459,537

M. M. Rose	$0	$0	$146,676	$0	$2,534,605

T.A. Embree	$0	$0	$1,300	$0	$32,680

P. J. Ward	$0	$0	$1,967	$207,905	$0

R. J. Freeland	$0	$0	$273,643	$0	$5,968,684

(1)
Amounts included in the above table that were also reported in the "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table as "Above-market earnings" for the Non-Qualified Deferred Compensation Plan for each Named Executive Officer are: N. T. Linebarger $115,522; M. A. Smith $0; L. L. Satterthwaite $57,285; M. M. Rose $86,477; T.A. Embree $509; P. J. Ward $1,185; R. J. Freeland $130,052.

(2)
Amounts included in this column that have been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: N. T. Linebarger $3,967,844; M. A. Smith $0; L. L. Satterthwaite $444,252; M. M. Rose $339,927; T.A. Embree $509; P. J. Ward $1,299,375; R. J. Freeland $2,554,014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

PAYMENTS UPON A CHANGE IN CONTROL WITHOUT A QUALIFIED TERMINATION OR UPON A QUALIFIED TERMINATION FOLLOWING A CHANGE IN CONTROL

In the event of a change in control of our company or certain terminations of employment within two years after a change in control, we will provide benefits to certain executives, including our Named Executive Officers.

Upon a change in control, outstanding equity-based awards that are assumed or replaced in the change in control transaction would not automatically become immediately vested and exercisable. Instead, two events (i.e., a so-called "double trigger") are required to trigger accelerated vesting and exercisability: both a change in control and termination without "cause" by the company or termination by the officer with "good reason" within two years of the change in control.

Upon a termination of employment without "cause" by the company or for "good reason" by the officer following a change in control, our Named Executive Officers, except our Chief Executive Officer, would be entitled to two years' salary plus two annual bonus payments calculated using a 1.0 payout factor. Our Chief Executive Officer would be entitled to three years' salary plus three annual bonus payments. We would also provide for the full vesting of certain insurance and retirement benefits. Additionally, the Named Executive Officers, other than our Chief Executive Officer, would receive a payment equal in value to two years' additional participation under our tax-qualified and nonqualified pension plans as well as two years' continued participation in other employee benefit plans, and our Chief Executive Officer would receive a payment equal in value to three years' additional participation under our tax-qualified and nonqualified pension plans as well as three years' continued participation in other employee benefits plans.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 61

If the then-outstanding awards of performance cash and performance shares were not assumed or replaced in the change in control transaction, they would be paid at target level and all outstanding options and restricted stock awards would vest in full and be paid in cash. The value of supplemental and excess retirement (non-qualified) benefits would also be paid in cash. All amounts of compensation deferred under our Deferred Compensation Plan would be paid in cash. Our change in control arrangements with our Named Executive Officers do not entitle them to gross-up payments for taxes resulting from the application of the "golden parachute" excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements reflect a "best net of taxes" approach under which, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.

"Change in control" is generally defined as a consolidation or merger in which we are not the continuing or surviving corporation or in which our shares are converted; a sale, lease, exchange or transfer of substantially all of our assets; approval by our shareholders of a plan or proposal to liquidate or dissolve our company; the acquisition by a person of 25% or more of our voting power; or a majority change in the composition of our Board in a two-year period under specified circumstances where the nomination or election of the new directors is not approved by a supermajority of the directors prior to the change.

Termination for "cause" means a termination of the officer's employment by us due to the officer's willful and continued failure to perform his or her duties with us (after notice and an opportunity to cure), other than due to incapacity due to illness, or due to the officer's conviction of a felony.

Termination for "good reason" generally means a termination by the officer within 90 days following specified adverse changes in the officer's employment circumstances such as the assignment of duties not consistent with the officer's position, certain relocations of the officer's location of employment or reductions in compensation.

The payments to each of our Named Executive Officers, assuming that all triggering events occurred on December 31, 2019, are estimated in the table below. Amounts actually received, should any of the triggering events occur, may vary. Messrs. Ward and Freeland are not included in the table because they retired prior to December 31, 2019.

Payments		N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	M. M. Rose	T.A. Embree

Severance	(1)	$12,285,000	$2,698,000	$2,812,000	$2,484,000	$2,464,200

Unvested Stock Option Spread	(2)	$5,182,869	$577,877	$1,019,528	$864,763	$817,029

Unvested Restricted Stock	(3)	$0	$0	$0	$0	$0

Unvested Performance Cash	(4)	$8,971,000	$1,147,000	$1,843,000	$1,495,000	$1,414,000

Unvested Performance Share	(5)	$10,422,630	$1,321,620	$2,149,310	$1,734,122	$1,646,432

Retirement Benefit Payment	(6)	$10,445,013	$2,425,671	$1,249,217	$1,050,801	$1,258,378

Welfare Benefit Values	(7)	$37,707	$25,138	$25,138	$25,138	$25,138

Financial Advisory and 401(k) Benefit	(8)	$68,115	$45,410	$45,410	$45,410	$45,410

Reduction due to Best Net of Taxes Provision	(9)	$0	$0	$(1,322,125)	$(292,114)	$0

Aggregate Payments		$47,412,334	$8,240,716	$7,821,478	$7,407,120	$7,670,587

(1)
Severance payment equal to three times annual base salary at the time of the termination, plus three annual bonus payments at a 1.0 payout factor for Mr. Linebarger as Chief Executive Officer. For the other Named Executive Officers, two times the Named Executive Officer's annual base salary at the time of the termination, plus two annual bonus payments at a 1.0 payout factor.

(2)
Total value of unvested stock options that would become vested upon a change in control, assuming a share price of $178.96 and a change in control date of December 31, 2019.

62 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

(3)
Total value of unvested restricted stock that would become vested upon a change in control, assuming a share price of $178.96 and a change in control date of December 31, 2019.

(4)
Payouts of all of the performance cash awards for the 2017-2019, 2018-2020, and 2019-2021 award cycle at the target level.

(5)
Payouts of all of the performance share awards for the 2017-2019, 2018-2020, and 2019-2021 award cycle at the target level assuming a $178.96 share price for all performance shares.

(6)
Incremental actuarial value attributable to retirement for three years of additional service for Mr. Linebarger or two years for the other Named Executive Officers.

(7)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years for Mr. Linebarger or two years for the other Named Executive Officers following termination.

(8)
The calculation of the Financial Advisory and 401(k) Benefit is equal to three times the maximum annual financial advisory benefit, plus three times the annual Company Contribution under the Retirement and Savings Plan for Mr. Linebarger as Chief Executive Officer. For the other Named Executive Officers, the Financial Advisory and 401(k) Benefit is equal to two times the maximum annual financial advisory benefit, plus two times the annual Company Contribution under the Retirement and Savings Plan.

(9)
The calculation of the Reduction due to Best Net of Taxes Provision is based upon a Code Section 280G excise tax rate of 20% and the highest marginal income tax rates for 2019. Furthermore, it was assumed that no value will be attributed to reasonable compensation. At the time of any change in control, a value may be so attributed, which would affect whether a reduction would be triggered and the amount of any such reduction.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL

The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for cause, retirement, death and disability other than following a change in control.

Termination for cause includes, and is not limited to: violation of our Treatment of Others Policy, violation of the Code of Business Conduct, theft or other acts of dishonesty, willful destruction of our property, refusal to obey a supervisor's reasonable instructions, conduct endangering the safety of employees or co-workers, falsification of our documents, or violation of our other rules or policies.

We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Equity Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.

The amounts shown assume the terminating event occurred on the last business day of 2019, and that the price per share of our Common Stock is the closing price as of that date, $178.96.

SEVERANCE

We do not have formal severance agreements with any of our Named Executive Officers. However, the Committee has established a policy that any of our Named Executive Officers, if terminated by us other than for cause, will generally be entitled to receive up to 12 months' base salary as severance, paid as salary continuation, and a pro-rated portion of his or her annual bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants. All of these elements would require a signed release of claims agreement.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 63

ANNUAL BONUS

If a participant's employment with us terminates prior to the payment of our annual bonuses other than by reason of retirement, death or disability, the participant will not receive any annual bonus payout (except as described above under "Severance"). If a participant's employment with us terminates by reason of retirement, death, or disability prior to payment, then the participant will remain eligible for an annual bonus based on his or her eligible earnings prior to retirement, death, or disability and based on actual performance.

ACCELERATED VESTING OF LONG-TERM GRANTS

As described elsewhere in this proxy statement, currently we provide annual target award grants of performance cash, performance shares and stock options. The grants are based on a three-year performance period.

PERFORMANCE CASH

If a participant's employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that award cycle. If a participant's employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any payment with respect to the award cycle based on the period of employment during the cycle.

If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant's estate, as the case may be, will receive a proportionate share of any payment with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement the proportionate share of the payment will be based on the actual payout factor. In the case of death or disability, the payment depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the payout is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the payout factor is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the payout factor is made on the normal payout cycle according to the actual payout factor.

2017-2019 AWARD CYCLE GRANTS

Since the entire 2017-2019 award cycle was completed as of the assumed December 31, 2019 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2020. Since there would be no special acceleration, the amounts of these payments are not shown on the tables.

2018-2020 AWARD CYCLE GRANTS

Since the termination event is assumed to occur on December 31, 2019, which was the end of the second year of the 2018-2020 award cycle, the Committee has the discretion to award two-thirds of the target award for the 2018-2020 award cycle. For purposes of this table, two-thirds of the target awards for the 2018-2020 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

2019-2021 AWARD CYCLE GRANTS

Since the termination event is assumed to occur on December 31, 2019, which was the end of the first year of the 2019-2021 award cycle, the Committee has the discretion to award one-third of the target award for the 2019-2021 award cycle. For purposes of this table, one-third of the target awards for the 2019-2021 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

64 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

PERFORMANCE SHARES

If a participant's employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any performance shares for that award cycle. If a participant's employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any performance shares with respect to the award cycle based on the period of employment during the cycle.

If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant's estate, as the case may be, will receive a proportionate number of any performance shares earned with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate number will be based on the actual payout factor. In the case of death or disability, the number depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the number of shares earned is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the number of shares earned is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the number of shares earned is determined on the normal payout cycle according to the actual payout factor.

2017-2019 AWARD CYCLE GRANTS

Since the entire 2017-2019 award cycle was completed as of the assumed December 31, 2019 date of the termination, participants would have earned performance shares at the normal time in March 2020. Since there would be no special acceleration, the amounts of the awards are not shown on the tables.

2018-2020 AWARD CYCLE GRANTS

Performance shares would become earned based on our performance during 2018-2020 and paid out in unrestricted shares in March 2021. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, two-thirds of the target awards for the 2018-2020 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

2019-2021 AWARD CYCLE GRANTS

Performance shares would become earned based on our performance during 2019-2021 and paid out in unrestricted shares in March 2022. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, one-third of the target awards for the 2019-2021 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.

STOCK OPTIONS

2017-2019 AWARD CYCLE GRANTS

Stock options were granted on April 2, 2017 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 2, 2020, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 65

2018-2020 AWARD CYCLE GRANTS

Stock options were granted on April 3, 2018 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 3, 2021, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

2019-2021 AWARD CYCLE GRANTS

Stock options were granted on April 4, 2019 and October 16, 2019 will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date, or April 4, 2022 and October 16, 2022, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

EXECUTIVE LIFE INSURANCE

Each of the Named Executive Officers participates in the Supplemental Life Insurance and Deferred Income Program, whereby officers are eligible for life insurance equal to three times base salary. Since this is a program not participated in by non-officer employees, the values of this incremental coverage are shown in the table.

OUTPLACEMENT, WELFARE BENEFITS, AND FINANCIAL COUNSELING

Outplacement assistance and welfare benefits will be provided only in the case of involuntary not-for-cause termination. Financial counseling support will not be provided in cases of voluntary termination and termination for cause.

The payments to each of our Named Executive Officers, assuming that the triggering event occurred on December 31, 2019, are estimated in the table below. Amounts actually received should any of the triggering events occur may vary. Messrs. Ward and Freeland are not included in the table below because they retired prior

66 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

to December 31, 2019; instead the amounts they received as a result of their retirements are described in narrative following the table.

N.T. Linebarger	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$1,575,000	$0	$0	$0	$0

Annual Bonus	$0	$2,221,200	$0	$2,221,200	$2,221,200	$2,221,200

Accelerated Vesting of Long-Term Grants:

Performance Cash 2018-2020 Award Cycle	$0	$0	$0	$1,938,667	$1,938,667	$1,938,667

Performance Cash 2019-2021 Award Cycle	$0	$0	$0	$1,092,333	$1,092,333	$1,092,333

Performance Shares 2018-2020 Award Cycle	$0	$0	$0	$1,939,926	$1,939,926	$1,939,926

Performance Shares 2019-2021 Award Cycle	$0	$0	$0	$1,292,688	$1,292,688	$1,292,688

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$2,486,862	$2,486,862	$2,486,862

Stock Options 2018-2020 Award Cycle	$0	$0	$0	$1,163,662	$1,163,662	$1,163,662

Stock Options 2019-2021 Award Cycle	$0	$0	$0	$1,532,345	$1,532,345	$1,532,345

Outplacement	$0	$5,310	$0	$0	$0	$0

Welfare Benefits	$0	$37,707	$0	$0	$0	$0

Financial Counseling	$0	$12,405	$0	$12,405	$12,405	$12,405

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$4,725,000	$0

Aggregate Payments	$0	$3,851,622	$0	$13,680,088	$18,405,088	$13,680,088

M. A. Smith	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$710,000	$0	$0	$0	$0

Annual Bonus	$0	$515,250	$0	$515,250	$515,250	$515,250

Accelerated Vesting of Long-Term Grants:

Performance Cash 2018-2020 Award Cycle	$0	$0	$0	$191,333	$191,333	$191,333

Performance Cash 2019-2021 Award Cycle	$0	$0	$0	$239,000	$239,000	$239,000

Performance Shares 2018-2020 Award Cycle	$0	$0	$0	$190,891	$190,891	$190,891

Performance Shares 2019-2021 Award Cycle	$0	$0	$0	$282,757	$282,757	$282,757

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$128,071	$128,071	$128,071

Stock Options 2018-2020 Award Cycle	$0	$0	$0	$114,669	$114,669	$114,669

Stock Options 2019-2021 Award Cycle	$0	$0	$0	$335,137	$335,137	$335,137

Outplacement	$0	$5,310	$0	$0	$0	$0

Welfare Benefits	$0	$25,138	$0	$0	$0	$0

Financial Counseling	$0	$12,405	$0	$12,405	$12,405	$12,405

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,130,000	$0

Aggregate Payments	$0	$1,268,103	$0	$2,009,513	$4,139,513	$2,009,513

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 67

L. L. Satterthwaite	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$740,000	$0	$0	$0	$0

Annual Bonus	$0	$492,330	$0	$492,330	$492,330	$492,330

Accelerated Vesting of Long-Term Grants:

Performance Cash 2018-2020 Award Cycle	$0	$0	$0	$341,333	$341,333	$341,333

Performance Cash 2019-2021 Award Cycle	$0	$0	$0	$273,000	$273,000	$273,000

Performance Shares 2018-2020 Award Cycle	$0	$0	$0	$341,217	$341,217	$341,217

Performance Shares 2019-2021 Award Cycle	$0	$0	$0	$323,321	$323,321	$323,321

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$457,021	$457,021	$457,021

Stock Options 2018-2020 Award Cycle	$0	$0	$0	$204,820	$204,820	$204,820

Stock Options 2019-2021 Award Cycle	$0	$0	$0	$357,688	$357,688	$357,688

Outplacement	$0	$5,310	$0	$0	$0	$0

Welfare Benefits	$0	$25,138	$0	$0	$0	$0

Financial Counseling	$0	$12,405	$0	$12,405	$12,405	$12,405

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,220,000	$0

Aggregate Payments	$0	$1,275,183	$0	$2,803,135	$5,023,135	$2,803,135

M. M. Rose	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$690,000	$0	$0	$0	$0

Annual Bonus	$0	$488,160	$0	$488,160	$488,160	$488,160

Accelerated Vesting of Long-Term Grants:

Performance Cash 2018-2020 Award Cycle	$0	$0	$0	$341,333	$341,333	$341,333

Performance Cash 2019-2021 Award Cycle	$0	$0	$0	$170,667	$170,667	$170,667

Performance Shares 2018-2020 Award Cycle	$0	$0	$0	$341,217	$341,217	$341,217

Performance Shares 2019-2021 Award Cycle	$0	$0	$0	$202,225	$202,225	$202,225

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$420,471	$420,471	$420,471

Stock Options 2018-2020 Award Cycle	$0	$0	$0	$204,820	$204,820	$204,820

Stock Options 2019-2021 Award Cycle	$0	$0	$0	$239,473	$239,473	$239,473

Outplacement	$0	$5,310	$0	$0	$0	$0

Welfare Benefits	$0	$25,138	$0	$0	$0	$0

Financial Counseling	$0	$12,405	$0	$12,405	$12,405	$12,405

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,070,000	$0

Aggregate Payments	$0	$1,221,013	$0	$2,420,771	$4,490,771	$2,420,771

68 CUMMINS 2020 PROXY	EXECUTIVE COMPENSATION

T.A. Embree	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability

Severance	$0	$660,000	$0	$0	$0	$0

Annual Bonus	$0	$493,425	$0	$493,425	$493,425	$493,425

Accelerated Vesting of Long-Term Grants:

Performance Cash 2018-2020 Award Cycle	$0	$0	$0	$300,667	$300,667	$300,667

Performance Cash 2019-2021 Award Cycle	$0	$0	$0	$170,667	$170,667	$170,667

Performance Shares 2018-2020 Award Cycle	$0	$0	$0	$300,653	$300,653	$300,653

Performance Shares 2019-2021 Award Cycle	$0	$0	$0	$202,225	$202,225	$202,225

Stock Options 2017-2019 Award Cycle	$0	$0	$0	$402,342	$402,342	$402,342

Stock Options 2018-2020 Award Cycle	$0	$0	$0	$180,302	$180,302	$180,302

Stock Options 2019-2021 Award Cycle	$0	$0	$0	$234,385	$234,385	$234,385

Outplacement	$0	$5,310	$0	$0	$0	$0

Welfare Benefits	$0	$25,138	$0	$0	$0	$0

Financial Counseling	$0	$12,405	$0	$12,405	$12,405	$12,405

Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,980,000	$0

Aggregate Payments	$0	$1,196,278	$0	$2,297,071	$4,277,071	$2,297,071

As a result of his retirement in March 2019, Mr. Ward received the pro rata vesting provided for under the existing terms of his outstanding performance cash and performance share awards, under which a pro rata portion of the awards remains eligible to be earned based on the actual performance at the end of the performance period. Based on actual performance for the 2017 - 2019 award cycles and assuming target performance for the 2018 - 2020 and 2019 - 2021 awards cycles, and using a stock price of $157.87 , the closing price on the preceding business date of the date of Mr. Ward's retirement, the estimated value of the pro rated performance cash and performance shares was $3,284,850. Mr. Ward also received accelerated vesting on his outstanding stock options as provided under their existing terms. The estimated intrinsic value of the stock options for which vesting accelerated was $203,832, calculated using a stock price of $157.87, the closing price on the preceding business date of the date of Mr. Ward's retirement. Mr. Ward also received financial counseling support for one year following his date of retirement. The estimated value of this benefit is $12,405. Mr. Ward did not receive any other accelerated or enhanced benefits as a result of his retirement.

As a result of his retirement in October 2019, Mr. Freeland received the pro rata vesting provided for under the existing terms of his outstanding performance cash and performance share awards, under which a pro rata portion of the awards remains eligible to be earned based on the actual performance at the end of the performance period. Based on actual performance for the 2017 - 2019 award cycles and assuming target performance for the 2018 - 2020 and 2019 - 2021 awards cycles, and using a stock price of $166.35 , the closing price on the date of Mr. Freeland's retirement, the estimated value of the pro rated performance cash and performance shares was $6,447,821. Mr. Freeland also received accelerated vesting on his outstanding stock options as provided under their existing terms. The estimated intrinsic value of the stock options for which vesting accelerated was $790,998, calculated using a stock price of $166.35, the closing price on the date of Mr. Freeland's retirement. Mr. Freeland also received financial counseling support for one year following his date of retirement. The estimated value of this benefit is $12,405. Mr. Freeland did not receive any other accelerated or enhanced benefits as a result of his retirement.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Securities and Exchange Act implementing Section 953(b), the ratio of the compensation of our

EXECUTIVE COMPENSATION	CUMMINS 2020 PROXY 69

Chairman and Chief Executive Officer compared to the compensation of our median employee in 2019 is set forth below.

Mr. Linebarger's compensation (as reported in the Summary Compensation Table) for 2019 was 341.8 times the similarly calculated compensation of our median employee. The compensation amounts used to calculate the ratio are as follows:

2019 Annual Total Compensation

N.T. Linebarger	$25,116,751

Median Employee	$73,480

To identify our median employee, we began by reviewing the 2019 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Cummins employees globally, including all full-time and part-time employees who were on Cummins' payroll as of December 31, 2019. Approximately 45% of the headcount is located in the U.S. We did not annualize the base salaries or hourly wages of permanent employees who had been employed by Cummins for less than the full year. We converted the annual target total cash compensation of all employees to United States dollars to aid in the identification of the median employee. We selected the median employee from among a group of employees with the same target total cash compensation by taking into account other pay elements and excluding those with anomalous characteristics.

While we design our compensation programs to reflect the local market practices in each country in which we operate, we strive to target, on average, market median pay for all employees globally.

70 CUMMINS 2020 PROXY	DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

As with our pay programs for our executive officers, we review our non-employee director pay programs on an annual basis and target the median of the market in setting our pay levels. We also strive to create a non-employee director compensation program that is simple and is aligned with shareholder interests.

We assess both our Custom Peer Group as well as the broader market in benchmarking director pay levels and practices. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices and decision support in the following areas:

  •
  Board and Committee retainers and meeting fees;

  •
  Equity compensation;

  •
  Leadership compensation; and

  •
  Other major pay elements and practices.

ANNUAL COMPENSATION

Board Retainer	• In 2019, we provided each of our non-employee directors target annual compensation of $275,000, $125,000 of which is paid in cash and $150,000 of which is paid in the form of our common stock.

Lead Director Compensation	• An additional $35,000 cash retainer.

Committee Chair Compensation

•

An additional $20,000 cash retainer for Audit and Compensation Committees.

•

An additional $15,000 cash retainer for Finance, Governance and Nominating, and Safety and Environment, and Technology Committees.

We also have a Deferred Compensation Plan for non-employee directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director. The deferred compensation, plus accrued interest, is paid to the director upon the earliest of a specified date (if one is selected by the director), the director's retirement or death or a change in control of our company. If the deferred compensation and interest is paid in connection with a specified date or the director's retirement, it is paid to the director in a lump sum or in annual installments, not to exceed 15, as specified by the director. Upon a change in control of our company or the director's death, such deferred compensation and interest would be paid in cash to the director in one lump sum.

Account crediting options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2% and Barclays Capital U.S. Government/Credit Bond Index.

Each non-employee director is required to maintain direct ownership of shares of our Common Stock (including stock awards) equal to or greater in value to three times his or her annual total retainer fee. Non-employee directors must comply with this requirement within six years of becoming a member of our Board. Subject to

DIRECTOR COMPENSATION	CUMMINS 2020 PROXY 71

limited exceptions, non-employee directors are not allowed to sell our shares until they reach their stock ownership guideline, and then may not sell shares to the extent their ownership level would be less than the guideline amount. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

The following table provides information concerning the compensation of our non-employee directors for 2019. As employee directors, neither Mr. Linebarger nor Mr. Freeland, who resigned from the Board in connection with his retirement in October 2019, received any compensation for their service as directors in 2019.

Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(3) Change in Pension Value and Non-Qualified Deferred Compensation Earnings	(4) All Other Compensation	Total

R. J. Bernhard(5)	$125,000	$149,936	$7,915	$0	$282,851

F. R. Chang Diaz	$125,000	$149,936	$0	$0	$274,936

B. V. Di Leo Allen	$125,000	$149,936	$0	$0	$274,936

S. B. Dobbs	$140,000	$149,936	$0	$5,000	$294,936

R. K. Herdman(5)	$145,000	$149,936	$0	$1,000	$295,936

A. M. Herman(6)	$175,000	$149,936	$68,838	$0	$393,774

T. J. Lynch	$140,000	$149,936	$0	$0	$289,936

W. I. Miller(6)	$125,000	$149,936	$76,646	$0	$351,582

G. R. Nelson(5)	$145,000	$149,936	$15,395	$0	$310,331

K. H. Quintos(5)	$125,000	$149,936	$35,444	$0	$310,380

(1)
Fees Earned or Paid in Cash were as follows:

Director	Board Retainer	Lead Director Fee	Committee Chaired	Committee Chair Fees	Total

R. J. Bernhard	$125,000	$0		$0	$125,000

F. R. Chang Diaz	$125,000	$0		$0	$125,000

B. V. Di Leo Allen	$125,000	$0		$0	$125,000

S. B. Dobbs	$125,000	$0	Safety, Environment and Technology	$15,000	$140,000

R. K. Herdman	$125,000	$0	Audit	$20,000	$145,000

A. M. Herman	$125,000	$35,000	Governance and Nominating	$15,000	$175,000

T. J. Lynch	$125,000	$0	Finance	$15,000	$140,000

W. I. Miller	$125,000	$0		$0	$125,000

G. R. Nelson	$125,000	$0	Compensation	$20,000	$145,000

K.H. Quintos	$125,000	$0		$0	$125,000

(2)
The stock award column represents the aggregate grant date fair value of the awards, which was $ 160.76 per share. The aggregate grant date fair value was computed in accordance with ASC Topic 718. The assumptions made in valuing stock awards for 2019 are included in the Notes to Consolidated Financial Statements in our 2019 Annual Report on Form 10-K and such information is incorporated by reference.

72 CUMMINS 2020 PROXY	DIRECTOR COMPENSATION

  The stock value represents 55 percent of the annual retainer. The number of shares is calculated by dividing the target value by the preceding 20-day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. Each director was awarded 906 shares of stock. The shares were granted using a value of $165.49, the preceding 20-day average of closing prices of our Common Stock on the NYSE on the grant date of May 14, 2019.

(3)
These amounts represent "Above Market" earnings in the Deferred Compensation Plan, as described above. "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate published by the U.S. Internal Revenue Service.

(4)
These amounts represent our match of directors' contributions for a program under which we match contributions, up to $50,000 per individual, to a designated charitable non-profit organization.

(5)
R. J. Bernhard, R.K. Herdman, G. R. Nelson and K.H. Quintos elected to defer 100% of the 2019 Stock Award. The value of this Stock Award is included in this table. R. J. Bernhard and K.H. Quintos also elected to defer 100% of their fees paid in cash in 2019.

(6)
As part of our overall support of charitable and educational institutions, we previously established the Cummins Inc. Charitable Bequest Program in which directors first elected prior to 2004 are eligible to participate. Only W. I. Miller and A. M. Herman currently participate in this program. Following the death of such director, we will donate 10 equal annual installments of $100,000 to one or more qualifying institutions designated by such director. The obligations under this program are funded by life insurance policies that have been fully paid and there was therefore no cost associated with the program in 2019. Directors do not receive any direct financial benefit from the program since all charitable deductions accrue to us.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	CUMMINS 2020 PROXY 73

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(ITEM 12 ON THE PROXY CARD)

Executive compensation is important to us and to our shareholders. Since 2011, we have held annual advisory shareholder votes to approve the compensation of our Named Executive Officers as required by Section 14A of the Securities Exchange Act of 1934. At this year's Annual Meeting, we once again are seeking input from our shareholders through an advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. In 2019, consistent with the recommendation of our Board, our shareholders voted in favor of our executive compensation, with 92.6% of votes cast in favor.

Our Board would like the support of our shareholders for the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that shareholders vote in favor of the following resolution:

"RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement."

The compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

As this is an advisory vote, the results of the vote will not be binding on our Board, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled "Corporate Governance—Board of Directors and Committees—Communication with the Board of Directors." We intend to hold the next advisory vote on the compensation of our Named Executive Officers at the annual meeting in 2021.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

74 CUMMINS 2020 PROXY	SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

(ITEM 13 ON THE PROXY CARD)

The Audit Committee of our Board has voted to appoint PricewaterhouseCoopers LLP, or PwC, as the firm of independent public accountants to audit our financial statements for 2020. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of our shareholders, our Board has decided, as in the past, to ask our shareholders to ratify this appointment. Such ratification does not limit the Audit Committee's ability to make subsequent changes to our auditors that it thinks appropriate.

Under its charter, the Committee is responsible for the appointment, compensation and oversight of our independent auditor. In selecting PwC as the independent public accountants for 2020, the Audit Committee considered a number of factors, including:

  •
  PwC's internal quality-control procedures, including results of the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on PwC and the results of peer review examinations;

  •
  Consideration of investigations by governmental or professional authorities and whether they may impair PwC's ability to perform Cummins' annual audit;

  •
  PwC's independence program and any relationships between PwC and our company that could have a bearing on PwC's independence;

  •
  PwC's industry experience and global footprint to audit our operations worldwide;

  •
  The professional qualifications of the lead audit partner and other key engagement partners;

  •
  The periodic refreshment of perspective and objectivity provided by the mandatory five-year rotation of the partner-in-charge;

  •
  The engagement team's collective expertise and knowledge of our business, worldwide operations and risk profile; and

  •
  The results of the evaluation of PwC's performance described in the Audit Committee Report below.

The Committee discusses services performed by PwC and considers the impact of non-audit services on PwC's independence. The Committee pre-approves these services and the related fees. We believe that all services rendered to us by PwC are permissible under applicable laws and regulations, and have been pre-approved by or on behalf of the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC's core work, which is the audit of our consolidated financial statements and the audit of our internal control over financial reporting.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2020 PROXY 75

In consideration of the matters described above, we believe that the appointment of PwC is in the best interest of the company and its shareholders.

A representative of PwC will be present at the Annual Meeting and will be available to answer appropriate questions but will not have the opportunity to make a statement. A report of the Audit Committee in connection with its independence, the independence of the auditors and certain other matters follows our Board's recommendation on this Item below.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for the ratification of PwC.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PwC.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by PwC for the audit of our annual financial statements for 2019 and 2018, and fees billed for other services rendered by PwC during those periods.

	2019 (dollars in millions)	2018

Audit fees:(1)	11.6	11.7

Audit-related fees:(2)	0.1	0.4

Tax fees:(3)	0.3	0.3

All other fees:(4)	0.0	0.1

Total	12.0	12.5

(1)
Audit fees consisted of work performed in connection with the audit of our financial statements (including internal control over financial reporting), as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory and subsidiary audits.

(2)
Audit-related fees principally include attestation services requested by management and employee benefit plan audits.

(3)
Tax fees consisted principally of assistance with non-US tax compliance and planning, review of foreign tax returns and assistance in connection with tax audits.

(4)
All other fees included advisory services for seminars related to employee training, research survey results, licensing fees for technical research tools and other advisory services.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.

Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work;

76 CUMMINS 2020 PROXY	SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

(ii) result in the accountant acting as management or an employee of our company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved.

The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chairman authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures and do not exceed $100,000 in the aggregate. Decisions of the Chairman must be reported to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The role of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities as they relate to:

  •
  The integrity of our financial statements and internal control over financial reporting;

  •
  Our compliance with ethics policies, and legal and regulatory requirements; and

  •
  Our independent auditor's qualifications and independence.

The Committee also has responsibility for:

  •
  Preparing this report of the Committee, which is required to be included in our proxy statement;

  •
  Selecting, retaining, compensating, overseeing and evaluating our independent auditor;

  •
  Providing assistance to our Board in its oversight of our guidelines and policies with respect to enterprise risk management; and

  •
  Overseeing the performance of our internal audit function.

Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee's current charter can be viewed on our website.

The Committee fulfills its responsibilities through periodic meetings with PwC, our independent registered public accounting firm since 2002, and with our internal auditors and management. During 2019, the Committee met nine times. The Committee periodically meets in executive session. The Committee also has periodic educational sessions on accounting and reporting matters. The Committee reviewed with both PwC and our internal auditors, and approved, their respective audit plans, audit scope, compensation and identification of audit risks. Further, the Committee reviewed and discussed with our management and PwC our audited financial statements and management's and PwC's evaluations of our internal control over financial reporting, as reported in our 2019 Annual Report on Form 10-K. The Committee discussed our interim financial information contained in each quarterly earnings announcement and each Quarterly Report on Form 10-Q with our Chief Financial Officer, Controller and our independent auditors, prior to public release. The Committee also met with PwC to discuss the results of its reviews of our interim financial statements. Management has the responsibility for the preparation and integrity of our financial statements and internal control over financial reporting and PwC has the responsibility for the review or examinations thereof.

The Committee discussed and reviewed with PwC all matters required by the PCAOB and the SEC. The Committee received the written disclosures and the letter from PwC required by applicable requirements of the

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2020 PROXY 77

PCAOB regarding the independent accountant's communications with the Committee concerning independence, and discussed with PwC its independence.

The Committee established a process for the formal evaluation of PwC's performance, which includes obtaining an annual assessment of PwC from management. In conducting this evaluation, the Committee reviewed responses to a questionnaire completed by members of management that covered areas such as the quality of services provided by PwC, sufficiency and experiences of resources on the engagement, communication and interaction with PwC over the course of the year, and independence, objectivity and professional skepticism of PwC. PwC's performance is also discussed with management and PwC during separate private sessions, as well as in executive session.

The Committee also considers other factors, including the policy that PwC follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Committee is involved in the selection of the partner-in-charge at the time of rotation. PwC's senior relationship partner interviews with members of management and with the Committee Chair to understand the necessary partner-in-charge attributes as part of the partner-in-charge succession planning process. Attributes evaluated include client and functional experience, technical competence, communication skills, critical behaviors, familiarity with audit committee processes and independent communications and stature within PwC. PwC develops a list of potential candidates and identifies one of the candidates as recommended by the firm. The recommended candidate meets with members of management and the Committee. If the recommended candidate is selected, the process is complete. If the recommended candidate is not selected, the process continues with additional candidate meetings until an acceptable candidate is identified. The most recent partner-in-charge rotation occurred in 2018.

Based on the above-mentioned reviews and discussions with management, internal audit and PwC, the Committee recommended to our Board of Directors that our audited financial statements and management's report on internal control over financial reporting be included in our 2019 Annual Report on Form 10-K, for filing with the SEC.

Based on the reviews and evaluations described above, the Committee reappointed PwC as our independent auditors for 2020, subject to shareholder ratification at the Annual Meeting.

Respectfully submitted,
ROBERT K. HERDMAN, CHAIR
ROBERT J. BERNHARD
STEPHEN B. DOBBS
WILLIAM I. MILLER
GEORGIA R. NELSON
KAREN H. QUINTOS

78 CUMMINS 2020 PROXY	SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL

(ITEM 14 ON THE PROXY CARD)

The following proposal was submitted by an individual shareholder and will be voted on at the Annual Meeting if it is properly presented. Our Board recommends that you vote AGAINST the By-Law Amendment Proposal. The shareholder's name, address and number of shares of common stock held may be obtained upon oral or written request to our Corporate Secretary.

In accordance with SEC rules, the following text of the By-Law Amendment Proposal is presented exactly as it was submitted to our company.

PROPOSAL 14—LET SHAREHOLDERS VOTE ON BYLAW AMENDMENTS

Shareholders request that the Board of Directors amend the bylaws to require that any material amendment to bylaws, that is approved by the board, shall be subject to a non-binding shareholder vote as soon as practical unless such amendment is already subject to a binding shareholder vote. The Board of Directors would have the discretion to determine which bylaw amendments are material.

It is important that bylaw amendments take into consideration the impact that such amendments can have on limiting the rights of shareholders and/or on reducing the accountability of directors and managers. For example, Directors could adopt a narrowly crafted exclusive forum bylaw to fit the unique circumstances facing our directors.

A proxy advisor recently adopted a policy to vote against directors who unilaterally adopt bylaw provisions or amendments to the articles of incorporation that materially diminish shareholder rights.

The time is right to improve the governance of the company. The Cummins Chairman/CEO Norman Linebarger received the highest negative director votes in 2019. And Lead Director Alexis Herman received the second highest director negative votes.

Also a Dodge Ram emissions lawsuit went forward in 2019 after a federal judge upheld most claims related to Ram 2500 and 3500 diesel trucks that may be equipped with emissions defeat devices. According to the lawsuit, Chrysler and Cummins colluded to manufacture and sell Ram trucks that meet federal emissions standards, but those standards were met only because the trucks were illegal. A Dodge Ram 2500 allegedly emitted 5.3 times beyond standards. Faking diesel emissions cost Volkswagen $20 billion.

Our directors could be neutral on this proposal to obtain feedback from shareholders without interference. If our directors are opposed to this form of shareholder engagement then it would be useful for our directors to give recent examples of companies whose directors took the initiative and adopted bylaws that primarily benefitted shareholders.

Please vote yes:
 Let Shareholders Vote on Bylaw Amendments—Proposal 14

STATEMENT IN OPPOSITION	CUMMINS 2020 PROXY 79

STATEMENT IN OPPOSITION

Our Board of Directors recommends that shareholders vote AGAINST this shareholder proposal for the following reasons:

The Board's ability to amend the bylaws without having to incur the additional expenses and time commitment of a proxy solicitation enables it to promote the best interests of Cummins and our shareholders.

We believe that the vast majority of large, publicly traded corporations grant the right to amend bylaws to their respective directors without any additional shareholder vote, and Cummins has provided its Board this power. In considering and implementing amendments to the bylaws, the Board, however, must act in a manner consistent with its fiduciary duties of care and loyalty owed to the company and our shareholders. The flexibility provided by the Board's ability to unilaterally amend the Bylaws without the need for incurring additional expenses and time commitments is crucial to fulfilling its duties. In addition, Cummins shareholders already have the right to amend the company's bylaws and creating this additional voting requirement is particularly superfluous given that pre-existing right of our shareholders.

Our Board routinely engages directly with shareholders, reinforcing Board and management accountability, and acts on our shareholders' governance concerns that are expressed in these interactions. None of those shareholders have ever raised a concern with respect to this matter.

The company has long maintained a robust engagement program in order for the Board to be fully informed on, and able to weigh carefully, the view of its shareholders before making critical decisions on governance topics. We believe that our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to shareholders and enabling the Board to effectively oversee Cummins' business and affairs for the long-term benefit of shareholders. In addition, over the past several years, our independent directors, along with our leadership team, have engaged in significant shareholder outreach with shareholders holding a significant percentage of outstanding shares. As a result of these interactions, we have recently taken the following corporate governance-related actions:

  •
  adopted proxy access;

  •
  adopted a unilateral right for shareholders to amend the company's bylaws; and

  •
  lowered the threshold at which shareholders may call a special meeting.

These recent changes to our governing documents provide shareholders with the ability to ensure that proper checks and balances exist.

During these conversations, none of these shareholders have ever expressed a concern with respect to the subject matter of this proposal.

Cummins' strong and independent Board effectively oversees our management and provides vigorous oversight of Cummins' business and affairs.

With the exception of Mr. Linebarger, our Chairman and Chief Executive Officer, the Board is composed entirely of independent directors. Independent directors make up 91% of the Board, with four new directors added in the last five years. As discussed under the heading "Other Information—Related-Party Transactions," none of our

80 CUMMINS 2020 PROXY	STATEMENT IN OPPOSITION

directors were involved in any related party transactions in 2019, demonstrating that our Board's decision-making was free from potential conflicts of interest.

One of our longstanding governance practices is that all the members (including the chairs) of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent directors, nominated by the Governance and Nominating Committee. When coupled with the independent composition of our Board, this governance practice ensures that independent directors oversee all critical Board governance matters, such as the provisions of our bylaws, the integrity of the company's financial statements, Chief Executive Officer and senior management compensation, and Board evaluation and selection of directors. In addition, the Board has long established Corporate Governance Principles, which are available on our website and our commitment to the highest standards of corporate governance is detailed in the section of this proxy statement entitled "Corporate Governance."

Requiring a shareholder vote on bylaw amendments would impose an unnecessary administrative burden and expense on Cummins.

Cummins is a widely held public company. As a result, preparing for and conducting a special shareholders' meeting in the event one was required, including the distribution of a proxy statement, would impose a significant administrative burden and expense on the company with limited, if any, benefit to our shareholders.

For these reasons, this proposal is unnecessary and not in the best interests of our shareholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

OUR BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS	CUMMINS 2020 PROXY 81

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 10, 2020 by:

  •
  Each current director and director nominee;

  •
  Each executive officer appearing in the Summary Compensation Table;

  •
  All directors and executive officers as a group; and

  •
  Any person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock based on our review of the reports regarding ownership filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 10, 2020 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of

82 CUMMINS 2020 PROXY	STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS

the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class

The Vanguard Group	12,579,161(2)	8.2%
100 Vanguard Blvd. Malvern, PA 19355

BlackRock, Inc.	12,355,555(3)	8.1%
55 East 52nd Street New York, NY 10055

Robert J. Bernhard	15,235	*

Franklin R. Chang Diaz	7,063	*

Bruno V. Di Leo	6,942	*

Stephen B. Dobbs	9,767	*

Tracy A. Embree	56,116(4)	*

Richard J. Freeland	179,523(5)	*

Robert K. Herdman	15,553	*

Alexis M. Herman	31,955	*

N. Thomas Linebarger	590,886(6)	*

Thomas J. Lynch	7,225	*

William I. Miller	50,294(7)	*

Georgia R. Nelson	22,554(8)	*

Karen H. Quintos	3,751	*

Marya M. Rose	76,631(9)	*

Tony L. Satterthwaite	139,308(10)	*

Mark A. Smith	20,701(11)	*

Patrick J. Ward	150,706(12)	*

All directors and executive officers as a group, a total of 29 persons	1,542,320(13)

*
Less than 1%.

(1)
Except as otherwise indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

(2)
The source of this information is a Schedule 13G/A filed February 12, 2020 with the SEC disclosing beneficial ownership of our Common Stock by The Vanguard Group and its related companies. The Vanguard Group and its related companies stated in their Schedule 13G/A that they have sole dispositive power for 12,322,063 shares and sole voting power for 225,465 shares.

(3)
The source of this information is a Schedule 13G/A filed February 5, 2020 with the SEC disclosing beneficial ownership of our Common Stock by BlackRock, Inc. and its related companies. BlackRock, Inc. and its related companies stated in their Schedule 13G/A that they have sole dispositive power for all of the shares and sole voting power for 10,401,392 shares.

(4)
Includes 44,670 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020.

(5)
Includes 151,990 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020. (This data is effective as of October 15, 2019, the date of Mr. Freeland's retirement from Cummins Inc.)

(6)
Includes 240 shares held by Mr. Linebarger's spouse and 433,290 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020.

(7)
Includes 500 shares held in the Miller Annual Exclusion Trust.

(8)
Includes 1,977 shares held by Ms. Nelson's spouse.

(9)
Includes 55,160 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020.

(10)
Includes 89,220 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020.

(11)
Includes 14,458 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020.

(12)
Includes 116,510 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020. (This data is effective as of March 31, 2019, the date of Mr. Ward's retirement from Cummins Inc.)

(13)
Includes 997,776 shares that may be purchased upon the exercise of vested stock options within 60 days of March 10, 2020.

OTHER BUSINESS	CUMMINS 2020 PROXY 83

OTHER BUSINESS

Our Board does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders as reflected in Items 1 through 14 on the proxy card, and as referenced in this proxy statement. Under the terms of our by-laws, moreover, since the deadline for notice of additional business has passed, no additional business may be presented by shareholders for action at the Annual Meeting.

OTHER INFORMATION

RELATED-PARTY TRANSACTIONS

Our company, together with our subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. We have thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, we encounter transactions and business arrangements with persons, businesses and other organizations in which one of our directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such transactions and arrangements, which we refer to as related-party transactions, have the potential to create actual or perceived conflicts of interest.

As a result, the Audit Committee of our Board has established, and our Board has approved, a written policy and procedures for review, approval or ratification of any related-party transactions or proposed transactions where the amount involved in any year exceeds or will exceed $120,000. These procedures require that, in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, holder of more than five percent of our Common Stock or their immediate family members, the Audit Committee must consider, among other factors:

  •
  Information about the goods and services to be or being provided by or to the related party;

  •
  The nature of the transaction and the costs to be incurred by us or payments to us;

  •
  An analysis of the costs and benefits associated with the transaction;

  •
  The business advantage we would gain by engaging in the transaction; and

  •
  An analysis of the significance of the transaction to us and the related party.

To receive Audit Committee approval, a related party transaction must be on terms that are believed to be fair and reasonable to us. Our policy requires that there be a business or corporate interest supporting the transaction and that the transaction be in the best interest of us and our shareholders.

Based on information known to us, we believe there were no transactions during 2019 in which we were or are to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of our Common Stock at the time of the transaction or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

84 CUMMINS 2020 PROXY	OTHER BUSINESS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person's behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2019, except that a Form 4 was filed for Walter J. Fier on October 22, 2019 to report an award of stock options that was made on October 16, 2019, and a Form 4 was filed for Melina M. Kennedy on October 28, 2019 for an award of stock options that was made on October 16, 2019.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals to be considered for shareholder action at our 2021 annual meeting of shareholders and inclusion in our proxy statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in our proxy statement and form of proxy card for our 2021 annual meeting of shareholders, they must be received by our Secretary no later than December 3, 2020.

If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in our proxy statement and form of proxy as described above, the shareholder must follow procedures outlined in our by-laws. Pursuant to our by-laws, a shareholder may bring business to be considered at the annual meeting, provided that the shareholder (i) is a shareholder of record at the time of giving notice to us of the of the business and is entitled to vote at the annual meeting where the business will be considered, and (ii) complies with the applicable notice procedures set forth in our by-laws. Our by-laws provide that, in the case of business other than the election of directors, the shareholder bringing the business must deliver written notice of the business to our Secretary no later than 90 days preceding the date the meeting is scheduled to occur in the notice of such meeting first given to shareholders, which we refer to as the "originally scheduled date," unless such date is earlier than the first anniversary of the date set forth in our first mailed definitive proxy materials for the prior year's annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date.

Each required notice must contain certain information, including information about the shareholder, as prescribed by the by-laws.

EXPENSES OF SOLICITATION

The cost of this proxy solicitation will be borne by us. We will solicit proxies by mailing proxy materials to certain shareholders and a Notice of Internet Availability of Proxy Materials to all other shareholders; for shareholders that do not receive the full proxy materials, printed copies will be sent upon request as provided below and as provided in the Notice of Internet Availability of Proxy Materials.

We have retained Morrow Sodali Global LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee not to exceed $9,000 plus expenses. Proxies may also be solicited by mail, telephone, e-mail or fax by our directors, officers and employees who will not be separately compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of our Common Stock upon request.

OTHER BUSINESS	CUMMINS 2020 PROXY 85

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet availability of Proxy Materials and, as applicable, a printed version of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of the document was delivered.

Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by calling or writing to our Secretary at (317) 610-2500 or Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.

March 30, 2020

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K. You may also obtain a copy of the Form 10-K by writing to Mark J. Sifferlen, Secretary, Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204 or on our website at www.cummins.com.

Annex A	CUMMINS 2020 PROXY

Annex A

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

EARNINGS BEFORE INTEREST, INCOME TAXES, NONCONTROLLING INTERESTS, DEPRECIATION AND AMORTIZATION

We define EBITDA as earnings before interest expense, income tax expense, noncontrolling interests in income of consolidated subsidiaries, depreciation and amortization. We use EBITDA to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs. This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may not be consistent with measures used by other companies. It should be considered supplemental data.

2019 & 2018 EBITDA

	Years Ended

In Millions	December 31, 2019	December 31, 2018

Net income attributable to Cummins Inc.	$2,260	$2,141
Net income attributable to noncontrolling interests	8	46

Consolidated net income	2,268	2,187
Income tax expense	566	566

Income before taxes	2,834	2,753
Interest expense	109	114

EBIT	2,943	2,867
Depreciation and amortization	669	609

EBITDA	3,612	3,476
Restructuring charges (pre-tax)	119	—

EBITDA excluding restructuring charges	$3,731	$3,476

2019-2017 Net Income

	Years Ended

In Millions	December 31, 2019	December 31, 2018	December 31, 2017

Net income attributable to Cummins Inc.	$2,260	$2,141	$999
Tax legislation impact	—	—	777
Restructuring charges	90	—	—

Net income attributable to Cummins Inc. excluding tax legislation and restructuring impacts	$2,350	$2,141	$1,776

Annex A	CUMMINS 2020 PROXY

2019 & 2018 Net Operating Profit After Taxes

	Years Ended

In Millions	December 31, 2019	December 31, 2018

Net income attributable to Cummins Inc.	$2,260	$2,141
Net income attributable to non controlling interests	8	46

Consolidated net income	2,268	2,187
Income tax expense	566	566

Income before taxes	2,834	2,753
Interest expense	109	114

EBIT	2,943	2,867
Restructuring charges (pre-tax)	119	—

EBIT excluding restructuring charges	3,062	2,867
Less: Tax effect on EBIT	615	591

Net operating profit after taxes used for return on invested capital calculation (ROIC)	$2,447	$2,276

2019-2017 Net Assets

In Millions	December 31, 2019	December 31, 2018	December 31, 2017

Total Assets	$19,737	$19,062	$18,075
Less: Deferred debt costs	3	3	2
Less: Deferred tax assets	441	410	306
Less: Pension and other postretirement benefit adjustments exlcuded from net assets	67	68	156
Less: Liabilities deducted in arriving at net assets	8,498	7,836	7,398
Less: Brammo Inc. assets(1)	—	—	72

Total net assets	10,728	10,745	10,141
Less: Cash, cash equivalents and marketable securities	1,470	1,525	1,567

Net assets for operating segments	$9,258	$9,220	$8,574

(1) Assets associated with the Brammo Inc. acquisition were presented as a reconciling item as Brammo Inc. had not yet been assigned to a reportable segment as of December 31, 2017.

2019-2017 Equity

In Millions	December 31, 2019	December 31, 2018	December 31, 2017

Total equity	$8,465	$8,259	$8,164
Less: Noncontrolling interest	958	911	905

Total shareholders equity	7,507	7,348	7,259
Less: Defined benefit postretirement plans	(734)	(671)	(689)

Equity used for return on equity calculation (ROE)	8,241	8,019	7,948

CUMMINS 2020 PROXY	Annex A

2019-2017 Invested Capital

In Millions	December 31, 2019	December 31, 2018	December 31, 2017

Total equity	$8,465	$8,259	$8,164
Less: Defined benefit postretirement plans	(734)	(671)	(689)

Equity used for return on invested capital calculation (ROIC)	9,199	8,930	8,853
Loans payable	100	54	57
Commercial paper	660	780	298
Current maturities of long-term debt	31	45	63
Long-term debt	1,576	1,597	1,588

Invested capital used for return on invested capital calculation (ROIC)	$11,566	$11,406	$10,859

CUMMINS ANNUAL SHAREHOLDERS MEETING
May 12, 2020 – 11:00 A.M. (Eastern Daylight Savings Time)

CORPORATE OFFICE BUILDING
5OO JACKSON STREET

TO INDIANAPOLIS
US 31
LOCATION OF ANNUAL MEETING
CENTRAL AVE
NATIONAL ROAD
IND HWY 11
WASHINGTON ST
FRANKLIN ST
CALIFORNIA
MARR RD
TAYLOR RD
INTERSTATE 65
25TH ST
IND HWY 46
17TH ST
16TH ST
14TH ST
11TH ST
10TH ST
8TH ST
MARR RD
LINDSAY
BROWN
5TH ST
IND HWY 46
3RD ST
2ND ST
US 31
TO SEYMOUR
MCKINLEY AVE
STATE ST
IND HWY 11
N
IND HWY 7
TO SEYMOUR/LOUISVILLE
TO SEYMOUR

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date or, if you are voting shares held in the Cummins Retirement and Savings Plans, until 11:59 P.M. Eastern Time on May 10, 2020 (the "Plan Cut-off Date"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date or until the Plan Cut-off Date, as applicable. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to assure that your proxy card is tabulated in time to be voted at the meeting, you must return your proxy card to the above address by noon, Eastern Time, on May 11, 2020 or by the Plan Cut-off Date, as applicable. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E94881-P32856 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CUMMINS INC. The Board of Directors recommends you vote FOR the following: Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1) N. Thomas Linebarger 2) Robert J. Bernhard The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 12) Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2020. 3) Dr. Franklin R. Chang Diaz 4) Bruno V. Di Leo Allen 13) 5) Stephen B. Dobbs The Board of Directors recommends you vote AGAINST the following proposal: 14) The shareholder proposal regarding by-law amendments. ! ! ! 6) Robert K. Herdman 7) Alexis M. Herman NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 8) Thomas J. Lynch 9) William I. Miller 10) Georgia R. Nelson 11) Karen H. Quintos Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. E94882-P32856 CUMMINS INC. Annual Meeting of Shareholders May 12, 2020 at 11:00 a.m., EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) N. Thomas Linebarger as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CUMMINS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT on May 12, 2020, at the Corporate Office Building, 500 Jackson Street, Columbus, Indiana 47201, and any adjournment or postponement thereof. This appointment of proxy does not apply to shares of Cummins Inc. common stock held in the Cummins Retirement and Savings Plans (the "Cummins RSP") addressed below. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. This card also constitutes voting instructions to the trustee of the Cummins RSP. If you are a participant in a Cummins RSP and shares of Cummins Inc. common stock are held in your account, by providing voting instructions you will be considered a named fiduciary with respect to the shares allocated to your account solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants are invited to attend the annual meeting. However, they cannot vote the shares in their Cummins RSP in person at the annual meeting. Continued and to be signed on reverse side